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                               SECOND AMENDED AND
                              COMPLETELY RESTATED
                        AGREEMENT OF GENERAL PARTNERSHIP
                                       OF
                          IRVINE MEADOWS AMPHITHEATER


     THIS SECOND AMENDED AND COMPLETELY RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF IRVINE MEADOWS AMPHITHEATER is entered into effective as of April 1, 1991, by and among IMA INVESTMENT CORP., a California corporation, PAUL C. HEGNESS, SHELLI MEADOWS, INC., a California corporation and AUDREY & JANE, INC., a California corporation. The capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Article XII hereof.

                                R E C I T A L S:


     A. The Partnership was previously governed by that certain Irvine Meadows Amphitheater, A California General Partnership, Amended and Restated Partnership Agreement entered into as of January 1, 1981 (the "Original Partnership Agreement"). The Original Partnership Agreement was amended and restated in its entirety pursuant to that certain Letter Agreement dated as of June 27, 1990 (the "June 27 Agreement"), as supplemented by that certain letter agreement dated July 16, 1990 (the "July 16 Agreement"). The June 27 Agreement and the July 16 Amendment are collectively referred to herein as the "Letter Agreement".

     B. The parties hereto now desire to memorialize the terms of the Letter Agreement in the manner set forth hereinbelow.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                         CONTINUATION AND AGREEMENT OF
                              GENERAL PARTNERSHIP

     1.01 Continuation. The Partners do hereby continue a general partnership under the Uniform Partnership Act as set forth in Title 2, Chapter 1 of the California Corporations Code and do hereby make and execute this Agreement for the purpose of setting forth the rights, duties, and obligations of the Partners with respect to the assets of the Partnership and the profits which the Partners may receive from the Partnership by reason of their being Partners.


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     1.02 Name. The Partners hereby agree that the Partnership shall continue to conduct its business under the name of "Irvine Meadows Amphitheater" and the Partners shall execute and cause to be published a Fictitious Business Name Statement on behalf of the Partnership (or an amendment to any such statement that was previously filed) and cause the same to be filed in the office of the County Clerk of Orange County, State of California, all in accordance with Sections 17900-17930 of the Business and Professions Code of the State of California. The Partners agree to file from time to time hereafter such other Fictitious Business Name Statements on behalf of the Partnership, and to cause the same to be published, as may from time to time be required by law.

     1.03 Statement. The Partners agree that, in addition to the execution of this Agreement, the Partners shall execute, acknowledge and verify one or more copies or a Statement or Partnership pursuant to the provisions of Section 15010.5 of the California Corporations Code (or an amendment to any such statement that was previously recorded), which shall be duly recorded forthwith in the Official Records in the County of Orange, State of California, and in each other county in which the Partnership holds or shall hereafter hold title to real property. The Partners shall also execute, acknowledge, verify, file, and/or record such other instruments and statements as may be required by this Agreement, amendments hereto, or by law.

     1.04 Principal Place of Business. The principal place of business of the Partnership shall be at 17835 Ventura Boulevard, Suite 206, Encino, California 91316, or shall be at such other one or more places as the Operating Partners may from time to time determine after giving written notice of such change to the other Partners.

     1.05 Nature of Business. The express, limited, and only purposes for which the Partnership is to exist are (i) to continue to own (a) the leasehold interest, granted pursuant to that certain Ground Lease (the "Lease") dated as of February 11, 1969, as amended, by and between The Irvine Company, as lessor thereunder, and Lion Country Safari, Inc. - California, a Florida corporation (formerly known as National Leisure, Inc.), which was the predecessor-in-interest to the Partnership, as lessee thereunder, encumbering that certain improved real property generally located in the City of Irvine, County of Orange, State of California, and more fully described on Exhibit "A" attached hereto (such real property shall be referenced herein as the "Property"), (b) all rights appurtenant to such leasehold interest, (c) that certain amphitheater facility commonly known as the Irvine Meadows Amphitheater, the related parking area, and any and all other infrastructure and other improvements situated upon the Property, and (d) all of the rights, duties, obligations and any other interests of the Partnership in and to that certain option to Ground Lease dated as of April 27, 1984 (the "Option Agreement"), by and between The Irvine Company, as optionor thereunder, and the Partnership, as optionee thereunder, and any other related rights or agreements (such leasehold interest, such appurtenant rights, such amphitheater, such other improvements situated upon the Property, the Option Agreement and such other related rights and agreements shall be collectively referenced as the "Project"); (ii) to own, hold for investment, operate, manage, maintain, market, lease, rent, and promote for concert or other entertainment purposes; sell tickets and hard and soft concessions, and conduct such other activities related to the presentation of concerts at, and otherwise realize the economic benefit

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from, the Project; and (iii) to conduct such other securities with respect to the Project as are appropriate to accomplish the foregoing purposes.

     1.06 Duties.

          (a) In view of the exclusive purposes of the Partnership, Hegness, and any Affiliate of any Partner including, without limitation, Koll, Azoff and/or Geddes shall not have any fiduciary obligation with respect to the Partnership or to the other Partners insofar as making other investment opportunities available to the Partnership or to any other Partner. Hegness and any Affiliate of any Partner including, without limitation, Koll, Azoff and/or Geddes may, notwithstanding the existence of this Agreement, engage in whatever activities such Partner and/or Affiliate may choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or to any other Partner. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent Hegness, or any Affiliate of any Partner, including, without limitation, Koll, Azoff and/or Geddes from engaging in such activities, and the fiduciary duties of the Partners and Affiliates thereof shall be limited solely to those arising from owning, holding for investment, operating, managing maintaining, marketing, leasing, renting, and promoting for concert or other entertainment purposes; and selling tickets and hard and soft concessions, and conducting such other activities related to the presentation of concerts at; and otherwise realizing the economic benefit from; the Project. Any property (other than the Project or any portion thereof) acquired by or standing in the name of Hegness or any Affiliate of any Partner, including, without limitation, Koll, Azoff and/or Geddes shall be conclusively presumed not to be Partnership property, unless an instrument in writing, signed by the particular Partner, shall specify to the contrary.

          (b) Each of IMA Corp., SMI and A&J hereby agrees that while it is a Partner in the Partnership it will not, without the prior written consent of the Management Committee, engage in any business of any nature whatsoever, other than ownership of its Partnership Interest.

     1.07 Names and Addresses of the Partners. The names and places of business of the Partners are as follows:

                        IMA Investment Corp., a California corporation c/o The Koll Company
                        4343 Von Karman Avenue
                        Newport Beach, California 92660
                        Attention: Sydney E. Buck

                        Paul C. Hegness, Esq.
                        c/o Good, Wildeman, Hegness & Walley
                        5000 Campus Drive
                        Newport Beach, California 92660

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                     Shelli Meadows, Inc., a California corporation
                     c/o Azoff Entertainment Company
                     345 North Maple Drive
                     Suite 205
                     Beverly Hills, California 90210
                     Audrey & Jane, Inc., a California corporation 17835 Ventura Boulevard
                     Suite 206
                     Encino, California 91316

     1.08 Term of Partnership. The term of the Partnership commenced on or about September 16, 1980, and shall continue for a period of fifty (50) years thereafter, unless terminated sooner as a result of the dissolution and winding up of the Partnership in accordance with Article VIII hereof or unless extended by the unanimous agreement of the Partners.


                                   ARTICLE II

                          MANAGEMENT AND OPERATION OF
                                THE PARTNERSHIP
                          ---------------------------

     2.01 Overall Management by the Management Committee.

     (a) The overall business and affairs of the Partnership shall be managed by a committee (the "Management Committee") consisting of IMA Corp., SMI and A&J, which, except as otherwise provided in this Agreement, shall have full and complete charge of all facets of the overall business affairs of the Partnership, and the overall management and control of the Partnership's business shall rest exclusively with the Management Committee. Any decision by the Management Committee shall require the unanimous affirmative vote of all of the members thereon and shall bind the Partnership and all of the Partners. Except as otherwise provided in this Agreement, all conveyances of title to Partnership property or any interest therein, all loan documents, deeds of trust, deeds, mortgages, and any and all other instruments of conveyance, encumbrance or indebtedness may be executed only by all of the Partners comprising the Management Committee, acting together, and may not be executed by any Partner individually or by any other group of Partners. Any and all documents and/or other instruments executed in accordance with the foregoing provisions of this. Section 2.01(a) shall bind the Partnership and each Partner. Nothing contained herein shall prevent any Partner or any of such Partner's employees, agents, or representatives, or Affiliates thereof from devoting time to other businesses, whether or not similar in nature to the business of the Partnership.

     (b) No Partner shall, without the consent of the Management Committee, take any action on behalf of or in the name of the Partnership, or enter into any commitment or obligation binding upon the Partnership, except for actions which have been expressly authorized hereunder or are within the scope of such Partner's authority granted hereunder. Each Partner

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hereby indemnifies, defends, and holds wholly free and harmless each other
Partner and each such other Partner's employees, agents, representatives and Affiliates thereof, from and against any loss, liability, claim, damage, or expense arising out of any breach of the foregoing provision of this Section 2.01(b) by such indemnifying Partner or such indemnifying Partner's agents, employees, agents or representatives, or Affiliates thereof.

     2.02 Operating Partners. Until such time as their authority is terminated pursuant to Section 2.04, SMI and A&J shall act, and are hereby designated, as the operating partners (individually, an "Operating Partner" and collectively, the "Operating Partners") of the Partnership. In their capacity as the operating Partners of the Partnership, SMI and A&J shall be responsible, subject to the terms of this Agreement, for the implementation of the decisions of the Management Committee and for managing, supervising, and conducting the ordinary and usual day-to-day business and affairs of the Partnership. Except as otherwise provided in this Agreement, the Operating Partners shall not receive a salary or any other compensation for serving in their capacity as such. The acts of the Operating Partners shall bind the Partners and the Partnership when such acts are within the scope of the Operating Partners' authority. The Operating Partners shall at all times conform to policies and programs established and approved by the Management Committee as set forth in this Agreement and may from time to time be further agreed to by the Management Committee and the scope of the Operating Partner's authority shall be limited to such policies and programs. Each Operating Partner shall use such Partner's reasonable, diligent and good faith efforts to carry out the day-to-day business affairs of the Partnership and shall devote such time to the Partnership as is necessary, in the reasonable discretion of such Partner, for the efficient operation of such day-to-day business affairs. Each Operating Partner shall use such Partner's good faith and reasonable efforts to keep each other Partner informed as to all matters of concern to the Partnership.

     2.03 Rights and Duties of the Operating Partners. Notwithstanding the provisions of Section 2.01, but subject to the last approved Operating Budget and the provisions of Section 2.02, and unless and until the authority of the Operating Partners is terminated pursuant to Section 2.04, the Operating Partners, on behalf of the Partnership, shall have the following rights, duties and responsibilities and shall conduct or cause to be conducted the following functions of the Partnership:

          (a) Negotiating, entering into and executing on behalf of, and in the name of the Partnership, and implementing (i) agreements not having a term in excess of one year (including renewal options) for advertising and publicity for the Project or any portion thereof, and (ii) contracts or other agreements for the provision of such other services, supplies, equipment, repairs, and/or improvements as are reasonably necessary to carry out the day-to-day business affairs of the Partnership;

          (b) Negotiating, entering into and executing on behalf of, and , in the name of the Partnership, and implementing contracts with performing artists and arranging all booking and scheduling of acts for the Project;

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          (c) Preparing and submitting to the Management Committee for its review and approval, and, once approved, implementing the operating Budgets as provided in Section 2.05;

          (d) Selecting, employing, supervising, coordinating, and discharging any sound engineers, theater management, attorneys, accountants, bookkeepers, clerical personnel, and other consultants necessary or appropriate to carry out the day-to-day business affairs of the Partnership;

          (e) Collecting, receiving, and accounting for all funds received as a consequence of the operation of the Partnership for the benefit of the Partnership, and making disbursements from Partnership funds to pay for all amounts due and payable as operating expenses of the Project and/or the Partnership in accordance with the provisions of the applicable Operating Budget; including, without limitation, payments to performing artists, consultants and suppliers providing services and/or supplies for the Project, and payments for advertising and promotional expenses; taxes; special assessments; and similar obligations imposed against the Project or any other Partnership property; insurance; utilities; and principal and interest on any financing for the Project;

          (f) Managing the Partnership's cash assets, including, without limitation, investing Partnership funds temporarily in interest bearing accounts, commercial paper, United States governmental securities, certificates of deposit, or other similar investments;

          (g) Procuring and maintaining on behalf of the Partnership, from Partnership funds, policies of insurance for the protection of the Partnership, the Partners, and/or the conservation of the Project or any other assets of the Partnership providing adequate coverage limits (including, as applicable, insuring any and all improvements situated upon the Project to full replacement value), including, without limitation, workers' compensation, fire, vandalism, malicious mischief, and extended coverage, comprehensive liability for property damage and bodily injury, and such other insurance coverage as the Operating Partners, in such Partners' reasonable discretion, shall deem necessary or advisable, plus any additional insurance that may be required by any lender of a loan secured by all or any portion of the Project;

          (h) Supervising and coordinating the operation, management, maintenance, and repair of the Project;

          (i) Performing or causing to be performed the accounting functions of the Partnership in accordance with Article X; and

          (j) Performing any and all other services and/or functions of a general and/or administrative nature required under the provisions of this Agreement or otherwise necessary or desirable in connection with the day-to-day business affairs of the Partnership; provided, however, that such services and/or functions are not prohibited under this Agreement.


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     2.04 Termination of Authority of the Operating Partners. Any one of IMA
Corp., SMI and/or A&J shall have the right, but not the obligation, to terminate the authority, rights and duties of both of SMI and A&J as the Operating Partners of the Partnership for any reason whatsoever, with or without cause, upon ten (10) days' prior written notice. Following any such termination, the authority, rights and duties held by the Operating Partners prior to such termination shall be vested entirely with the Management Committee or with such, other person(s) or entity(ies) as may be selected by the Management Committee.

     2.05 Operating Budget. The Operating Partners shall prepare and deliver to IMA Corp. for IMA Corp.'s review and approval, which approval shall not be unreasonably withheld, at least thirty (30) days prior to the beginning of each fiscal year of the Partnership, an operating budget ("Operating Budget") for such fiscal year or portion thereof with respect to the Project; provided, however, the Partners acknowledge that the Operating Budget for the 1991 fiscal year was previously delivered to Koll (the predecessor-in-interest to IMA Corp.) and approved by Koll in accordance with the provisions of the Letter Agreement. Each Operating Budget shall set forth all receipts (including proceeds projected to arise from the occurrence of the sale or other disposition of the Project or any applicable portion thereof, which proceeds shall be separately identified) projected for the period of such Operating Budget and all expenses, by category, of owning and operating the Project or any applicable portion thereof (including capital improvements projected to be incurred during such period). If, following the approval of the Operating Budget for the 1991 fiscal year, any Operating Budget proposed by the Operating Partners for any subsequent fiscal year is not approved by IMA Corp., then the last approved Operating Budget (as previously increased, if applicable, in accordance with the provisions set forth below in this Section 2.05 (but exclusive of any capital improvements included in such fiscal year Operating Budget)) shall be deemed to apply with respect to such fiscal year until a revised Operating Budget is approved for such year; provided, however, (i) appropriate adjustments to such last approved Operating Budget shall be automatically made to reflect actual increases in real property taxes, insurance premiums, utility charges, and similar items over which the Partnership has no control, and (ii) each other item of expense in such last approved Operating Budget shall be increased by one percent (1%) semi-annually until such time as the Partners are able to agree upon a revised Operating Budget. Subject to the restriction on the execution of documents set forth in
Section 2.01(a), either of the Operating Partners shall have the power to incur costs on behalf of the Partnership, without the consent of any other Partner, during the period covered by any pertinent Operating Budget applicable to such period in accordance with this Section 2.05 so long as the amount of any such expenditure incurred by the Partnership or by such Operating Partner on behalf of the Partnership for any line item included within such Operating Budget does not exceed the amount of the projected expenditure for such line item set forth in such budget (as previously increased, if applicable, in accordance with the provisions set forth above in this Section 1.05).

     2.06 General Rights and Limitations. Hegness shall not have any right, power, or authority to act for or bind the Partnership. Subject to the provisions of Section 2.07 below and except as otherwise provided in this Agreement, Hegness shall not take any part in the conduct or control of the Partnership business and shall only have the right to vote upon Partnership matters in the manner set forth in this Section 2.06 below. Moreover, notwithstanding any term or

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provision set forth in Sections 2.01, 2.02, 2.03 and/or 2.05, no Partner shall have the power to undertake any of the following without obtaining the approval of the Partners as set forth below in this Section 2.06:

          (a) Any act in contravention of this Agreement;

          (b) Any act which would make it impossible or unreasonably burdensome to carry on the business of the Partnership;

          (c) The sale, exchange, conveyance, disposition, condemnation (or acquisition by an entity with power of eminent domain in lieu of formal condemnation proceedings) or other transfer of the Project or any portion thereof;

          (d) The procurement, increase, modification, consolidation, replacement or extension of any financing, whether secured or unsecured, affecting the Project or the Partnership;

          (e) The entry into, extension, cancellation, amendment or other modification to any lease or sub-lease encumbering the Project or any portion thereof;

          (f) The making of any loans or the extension of credit by the Partnership or causing the Partnership to become a surety, guarantor, endorser or accommodation endorser for any person or entity;

          (g) The making of any single expenditure or obligating the Partnership to make any single expenditure not included in the then effective Operating Budget and involving an amount in excess of Ten Thousand Dollars ($10,000);

          (h) The commencement, defense, waiver, settlement and/or compromise of any litigation with respect to the Partnership or any assets thereof;

          (i) Except with respect to any transfers between or among the Partners as permitted under this Agreement, the entry into, extension, cancellation, amendment or other modification of any agreement affecting the Partnership or the Project by and between the Partnership or the Project by and between the Partnership or any Partner, or any Affiliate, agent, employee or other representative of a Partner, on the one hand, and any other Partner, or any Affiliate, agent, employee or other representative of a Partner, on the other hand;

          (j) The dissolution of the Partnership;

          (k) The distribution of any asset of the Partnership (other than cash) in kind to one or more Partners, in accordance with the provisions of Section 6.02;

          (l) The amendment of this Agreement; or


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          (m) Any other matter requiring the affirmative vote of one or more of the Partners pursuant to the terms of this Agreement.

     Voting with respect to the above matters shall be as follows: (i) all of the matters described in paragraphs (a) through (k), inclusive, above shall require the unanimous affirmative vote of the Management Committee, (ii) the matter described in paragraph (1) above shall require the unanimous affirmative vote of all of the Partners except for any amendment to reflect a permitted transfer and the admission of such permitted transferee into the Partnership as a substituted Partner pursuant to Sections 7.05 and 7.06, respectively, which shall require the unanimous affirmative vote of all of the non-transferring Partners (other than Hegness) and (iii) any matter described in paragraph (m) above shall require the affirmative vote of the Partner or Partners as otherwise required pursuant to the terms of this Agreement.

     2.07 Voting Rights of Hegness. Notwithstanding any other provision contained in this Agreement, IMA Corp., shall be entitled to vote or make any other decision, in place of Hegness, on any and all of the matters which Hegness may be entitled to vote or make any other decision on under the terms of this Agreement. In furtherance of the foregoing, IMA Corp. and any of IMA Corp.'s representatives are hereby designated as the attorney(s)-in-fact of Hegness with full power to prepare, execute, acknowledge and deliver all documents or other instruments necessary to effectuate the provisions of this
Section 2.07. The special power of attorney so granted shall be deemed to be coupled with an interest and, except as provided below in this Section 2.07, shall be irrevocable. At such time as the Partnership has distributed to IMA Corp. the entire amount of Cash Flow that IMA Corp. is entitled to receive pursuant to the provisions of Sections 6.01(c), 6.01(d) and 6.01(e), the rights of IMA Corp. and the special power of attorney described above in this Section
2.07 shall terminate and Hegness shall thereafter be entitled to vote and make any other decisions which Hegness is entitled to make under this Agreement.

     2.08 Consents and Approvals. Except as otherwise expressly provided herein, whenever any Partner desires to take any proposed action which such Partner is permitted to take under the terms of this Agreement and which requires the prior approval of any one or more other Partners hereunder, then such Partner shall give to each other Partner entitled hereunder to approve such action written notice thereof, describing such action in sufficient detail to enable each such other Partner to exercise an informed judgment with respect thereto. As soon as practicable thereafter, each such other Partner shall give the requesting Partner written notice that such other Partner either approves or disapproves the proposed action (which shall set forth such other Partner's reasons therefor if such other Partner elects to so disapprove). In the event that any Partner fails to respond (as provided herein) on or before the twentieth (20th) day following the effective date of written notice of any such action proposed by the requesting Partner, then such nonresponding Partner shall be conclusively presumed to have approved such action.

     2.09 Booking and Management Fees. As consideration for rendering services in connection with the operation of the Project, A&J and SMI shall be entitled to the following booking and management fees (the "Booking and Management Fees") (which fees shall be divided between such Partners in such manner as shall be mutually determined by such Partners):

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          (a) An annual fee of One Hundred Fifty Thousand Dollars ($150,000)
     payable in equal monthly installments of Twelve Thousand Five Hundred Dollars ($12,500) on the first day of each calendar month commencing as of July 1, 1990; and

          (b) An additional amount equal to the sum of (i) 50/100 Dollars ($.50) for each paid admission for the first three hundred thousand (300,000) attendees of the Project for each fiscal year, (ii) 75/100 Dollars ($.75) for each paid admission between three hundred thousand one (300,001) and four hundred thousand (400,000), inclusive, attendees for such fiscal year and (iii) One Dollar ($1.00) for each paid admission in excess of four hundred thousand (400,000) attendees for such fiscal year. The portion of the Booking and Management Fee described in this paragraph
     (b) shall be paid within three (3) business days of the conclusion of each event presented at the Project.

In the event that Avalon Attractions is terminated as the booking agent for the Partnership pursuant to the provisions of Section 3.02, then at the election of both SMI and A&J either (i) the Booking and Management Fees shall continue to be paid to SMI (and A&J, in the event the Partnership Interest of A&J is not purchased pursuant. to the provisions of Section 3.03) in the manner described above, SMI (and A&J, as the case may be) shall retain a new booking agent for the Partnership, and SMI (and A&J, as the case may be) shall be obligated to pay any such new booking agent the entire amount of the fee payable by the Partnership to such booking agent from the Booking and Management Fees otherwise payable to SMI (and A&J, as the case may be) pursuant to the provisions of this Section 2.09 or (ii) SMI and A&J shall no longer be entitled to the payment of the Booking and Management Fees described in this Section
2.09. Any and all accrued and unpaid portions of such Booking and Management Fees shall be paid in full prior to the distribution of cash or other property otherwise distributable with respect to the Partnership Interests of the Partners pursuant to Articles VI or VIII, or otherwise hereunder. For financial and income tax reporting purposes, the Booking and Management Fees shall be treated as guaranteed payments within the meaning of Section 707(c) of the Code and, to the extent any portion of the Booking and Management Fees have not been paid in full, such unpaid portion of such fees shall be debts of the Partnership payable upon the liquidation thereof.

     2.10 Advertising Fee. The Partners hereby acknowledge that the Partnership may retain TBA Media, an Affiliate of Geddes, as the advertising agency for the Project. TBA Media shall be entitled to a fee for acting in such capacity equal to fifteen percent (15%) of the cost of advertising for each event presented at the Project. Any such advertising fee shall be paid within three (3) business days of the conclusion of each such event. Any accrued and unpaid portions of such advertising fee shall be paid in full prior to the distribution of any cash or other property otherwise distributable with respect to the Partnership Interests of the Partners pursuant to Articles VI or VIII, or otherwise hereunder. To the extent any accrued portion of such advertising fee has not been paid in full, such unpaid portion of such fee shall be a debt of the Partnership payable upon the liquidation thereof.

     2.11 Sponsorship Fee. The Partners acknowledge that the Partnership may retain an Affiliate of Geddes to procure sponsorship for acts presented at the Project. Any such entity that is retained in such capacity shall be paid a fee equal to fifteen percent (15%) of the gross

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revenues derived from any sponsor procured through the sole and exclusive efforts of such entity. Any such entity shall not be entitled to any sponsorship fee for any sponsors procured in whole or in part through the efforts of any Partner or any other person or entity. Any accrued and unpaid portions of such sponsorship fee shall be paid in full prior to the distribution of any cash or other property otherwise distributable with respect to the Partnership Interests of the Partners pursuant to Articles VI or VIII, or otherwise hereunder. To the extent any accrued portion of such sponsorship fee has not been paid in full, such unpaid portion of such fee shall be a debt of the Partnership payable upon the liquidation thereof.

     2.12 Reimbursement and Fees. Except as otherwise provided in this Agreement, or as may be agreed to in writing by a Majority-in-Interest of IMA Corp., SMI and A&J, no Partner, or Affiliate, agent, employee or other representative of a Partner shall be entitled to any fees, compensation and/or other cost reimbursements, including, without limitation, general and administrative expenses and/or overhead allowances.


                                  ARTICLE III

                                 BOOKING AGENT

     3.01 Generally. Avalon Attractions shall be retained by the Partnership as the exclusive booking agent for all of the acts presented at the Project. It is presently contemplated that Avalon Attractions will enter into an operating agreement with the Partnership relative to providing services as such booking agent. In any event, A&J and SMI shall be obligated to pay to Avalon Attractions a fee for acting in such capacity from a portion of the Booking and Management Fees paid to A&J and SMI pursuant to Section 2.09. Avalon Attractions shall not otherwise be entitled to any fees, compensation and/or other cost reimbursements from the Partnership.

     3.02 Termination. Avalon Attractions may not be terminated as the exclusive booking agent for the Partnership except in accordance with the following procedures:

          (a) At any time within the one hundred twenty (120)-day period following the end of each of the 1991, 1992 and 1993 calendar years, a Majority-in-Interest of IMA Corp., A&J and/or SMI may elect to cause such termination if the operating receipts for the Partnership fail to exceed the operating expenditures for the Partnership (as determined by the accountants regularly employed by the Partnership) for any such calendar year. Any proceeds realized in connection with the sale of the concession rights for the Project or any other Extraordinary Event shall be excluded from any such determination.

          (b) At any time following the expiration of the one hundred twenty
     (120) day period following the end of the 1993 calendar year, a Majority-in-Interest of IMA Corp., A&J and/or SMI may elect to cause such termination for any reason other than Just Cause, upon ten (10) days, prior written notice.

          (c) At any time following the execution of this Agreement, a Majority-in-Interest of IMA Corp., A&J and/or SMI may elect to cause such termination for Just Cause upon ten (10) days' prior written notice.

          (d) At any time following the execution of this Agreement, a Majority-in-Interest of IMA Corp., A&J and/or SMI may elect to cause such termination if (i) either (A) Geddes is no longer both a director and an officer of Avalon Attractions, (B) Geddes fails to own at least twenty percent (20%) of the beneficial ownership and voting interests in Avalon Attractions, or (C) Geddes is no longer directly involved in the day-to-day business and affairs of Avalon Attractions in a manner similar to his involvement with Avalon Attractions on the effective date hereof; and (ii) either (A) at any time following the occurrence of any of the events described in clause (i) above, Avalon Attractions fails to provide services to the Partnership in the same manner and on the same or more favorable terms as such services are being provided to the Partnership immediately prior to the occurrence of any of the events set forth in clause (i) above, which terms shall include, but not be limited to, the cost to the Partnership of obtaining substantially similar services and the projected number of concerts to be promoted at the Project, or (B) Avalon Attractions promotes or is otherwise involved with any concert (other than a concert at the Project or a concert occurring during the periods from January 1 to April 15, inclusive, and from November 15 to December 31, inclusive, of each calendar year) at any facility in Orange County, California with a seating capacity of greater than or equal to twelve thousand (12,000) seats and less than or equal to twenty thousand (20,000) seats.

     3.03 Appraised Buy-Out of the Partnership Interest of A&J. If, and only if, Avalon Attractions is terminated by a Majority-in-Interest consisting of IMA Corp. and SMI in accordance with the provisions of Section 3.02(a) or 3.02(b) above, then for a period of thirty (30) days following such termination, A&J shall have the right, but not the obligation, by delivering written notice "Election Notice" to IMA Corp. and SMI, to cause the purchase of the entire Partnership Interest of A&J in accordance with the provisions of this Section 3.03. In the event A&J timely and validly makes such an election, then SMI shall be required to purchase the entire Partnership Interest of A&J in accordance with the provisions of this Section 3.03; provided, however, for a period of thirty (30) days following the effective date of the Election Notice, SMI shall have the right, but not the obligation, by delivering written notice to IMA Corp., to cause IMA Corp. and SMI to each purchase the portion of the Partnership Interest of A&J that corresponds, in the case of SMI, to the fraction obtained by dividing (i) the Percentage Interest (as of the effective date of the Election Notice) of SMI by (ii) the aggregate Percentage Interests (as of the effective date of the Election Notice) of SMI and the Koll Partners, and, in the case of IMA Corp., to the fraction found by dividing (i) the aggregate Percentage Interests (as of the effective date of the Election Notice) of the Koll Partners by (ii) the aggregate Percentage Interests (as of the effective date of the Election Notice) of SMI and the Koll Partners. Any such purchase and sale of the Partnership Interest of A&J by SMI or by SMI and IMA Corp. (the "Purchasing Partner(s)"), as the case may be, shall be made in accordance with the following terms and conditions:

          (a) The Election Notice shall include the name of an appraiser with at least five (5) years experience appraising business similar in nature to the Project. Within forty (40)
days after the effective date of the Election Notice, the Purchasing Partner(s) shall either agree to such appraiser or select a second appraiser (with similar appraisal experience) and notify A&J of such second appraiser. If two (2) appraisers are selected, then they shall appoint a third appraiser (with similar appraisal experience) within five (5) days of the selection of the second appraiser. In the event A&J, on the one hand, or the Purchasing Partner(s), on the other hand, fail to appoint an appraiser within the time period specified, and after the expiration of five (5) days following the effective date of written demand that an appraiser be appointed, then the appraiser duly appointed by the party making such demand and appointing such appraiser shall proceed to make the appraisal as herein set forth and the determination of such appraiser shall be conclusive. Upon the failure of the two (2) appointed appraisers to timely appoint a third appraiser within the time period specified therefor, either A&J, on the one hand, or the Purchasing Partner(s), on the other hand, may petition a court of competent jurisdiction to appoint a third appraiser, in the same manner as provided for the appointment of an arbitrator pursuant to Code of Civil Procedure Section 1261.6.

          (b) The appraiser or three (3) appraisers, as the case may be, shall promptly fix a time for the completion of the appraisal, which shall not be later than thirty (30) days from the date of appointment of the last appraiser. Each appraiser shall determine the fair market value of the combined business and assets of the Partnership which shall be the fairest price estimated in terms of money which the Partnership could obtain if such business and assets were sold in the open market as a going concern, allowing a reasonable time to find a purchaser who purchases with knowledge of the uses which such business and assets in their then condition are adapted and for which such business and assets are capable of being used as of the effective date of the Election Notice.

          (c) Upon the submission of the appraisal setting forth the opinions as to the fair market value of the combined business and assets of the Partnership (determined by each appraiser in accordance with Section 3-03(b)), the two (2) such appraisals which are nearest in amount shall be retained, and the third appraisal shall be discarded. The average of the two (2) retained appraisals shall constitute the "Appraised Value"; provided, however, that if one of the appraisals is the mean of the other two (2), then that appraisal shall constitute the "Appraised Value".

          (d) Within fifteen (15) days after the determination of the Appraised Value, the certified public accountants regularly employed by the Partnership shall determine the purchase price ("Purchase Price") for the Partnership Interest of A&J. The Purchase Price shall be equal to the greater of (i) the sum of the balances standing in the Unrecovered Contribution Account and Unrecovered Additional Contribution Account of A&J, determined as of the effective date of the Election Notice, or (ii) one hundred percent (100%) of the aggregate amount of cash that would be distributed to A&J pursuant to Section 8.02(c) if (A) the combined business and assets of the Partnership were sold for the Appraised value thereof as of the effective date of the Election Notice; (B) the liabilities of the Partnership were liquidated pursuant to Section 8.02(a); (C) a reserve were established for any contingent or unforeseen liabilities of the Partnership pursuant to Section 8.02(b); and (D) the Partnership made its required distributions to the Partners pursuant to
     Section 8.02(c). Upon the determination by the accountants of the Purchase Price, such accountants shall give A&J, SMI and IMA Corp. written notice ("Accountant's Notice") of the Purchase Price. The determination by such accountants of the Purchase Price and any and all components thereof (including, without limitation, the amount of any reserve) shall be deemed conclusive.

          (e) The closing of a purchase and sale pursuant to this Section 3.03 shall be held at the principal place of business of the Partnership on such date as is designated by the Purchasing Partner(s) , but in no event later than the one hundred twentieth (120th) day following the effective date of the Accountant's Notice. A&J shall transfer to the Purchasing Partner(s) the entire Partnership Interest of A&J free and clear of all liens, security interests, and competing claims (other than security interests granted in favor of the Purchasing Partner(s) and shall deliver to the Purchasing Partner(s) such instruments of transfer, and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims, as the Purchasing Partner(s) shall reasonably request. The Purchasing Partner(s) shall pay the Purchase Price to A&J at the closing by delivering to A&J cash, a certified or bank cashier's check or a confirmed wire transfer of funds payable to the order of A&J.

          (f) The portion of the Purchase Price for the Partnership Interest of A&J to be paid by any Purchasing Partner shall be offset by the unpaid balance of any and all Partner Loan(s) (together with all accrued interest thereon) made by such Purchasing Partner to A&J. Such Partner Loan(s) (together with all accrued interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Purchase Price for the Partnership Interest of A&J is insufficient to fully offset the outstanding, unpaid balances (including all principal amounts thereof and all accrued interest thereon) made by any' and all of the Purchasing Partners to A&J, then such loans shall be offset in proportion to their respective outstanding balances (including all principal amounts thereof and all accrued, unpaid interest thereon). In addition, the outstanding, unpaid balances (including all principal amounts thereof and all accrued interest thereon) made by any one or more non-purchasing Partners to A&J shall be due and payable at the closing of the transfer of the Partnership Interest of A&J pursuant to this Section 3.03 and shall be repaid, in proportion to such respective outstanding balances, out of any and all of the proceeds of the Purchase Price (after reduction of such price otherwise payable to A&J pursuant to this Section 3.03 pursuant to the offset described above in this Section 3.13(f), prior to any payment of such proceeds to A&J pursuant to this Section 3.03. To the extent any portion of any Partner Loan made by a Partner to A&J is not satisfied pursuant to the foregoing provisions of this Section 3.03(f), then A&J shall pay the remaining outstanding balance (including all principal amounts thereof and all accrued, unpaid interest thereon) at the closing. Also, notwithstanding any provision of this Agreement to the contrary, the outstanding unpaid balance of any and all Partner Loan(s) (including all principal amounts thereof and all accrued, unpaid interest thereon) made by A&J to any Partner shall be due and payable in full to A&J at the closing of the purchase of the Partnership Interest of A&J pursuant to Section 3.03(e).

          (g) All costs (including, without limitation, the costs of the appraisers and the accountants referenced in Sections 3.03(a) and/or 3.03(d) of the purchase and sale of the Partnership Interest of A&J pursuant to this Section 3.03 shall be paid one-half (1/2) by A&J and one-half (1/2) by the Purchasing Partner(s) (with such costs being divided between such Purchasing Partners based upon the relative portion of the Partnership Interest of A&J purchased by each such Purchasing Partner).

          (h) On or before the closing of a purchase and sale transaction held pursuant to this Section 3.03, the Purchasing Partner(s) shall use such Partner's(sl) reasonable, diligent, and good faith efforts to obtain written releases of A&J and/or any Affiliates of A&J from all guarantees of liabilities of the Partnership previously executed by A&J and/or such Affiliates. To the extent such releases cannot be obtained by the Purchasing Partner(s), the Purchasing Partner(s) shall severally (in proportion to their respective Percentage Interests as of the effective date of the Election Notice) indemnify, defend, and hold free and harmless A&J from and against any and all claims, liabilities, causes of action, liens, charges, and all other matters arising out of or in connection with the business and affairs of the Partnership, whether arising prior to or subsequent to the effective date of such closing, except for unknown liabilities arising prior to the effective date of such closing and not taken into account in calculating the Purchase Price for the Partnership Interest of A&J.


                                   ARTICLE IV

                           CAPITAL CONTRIBUTIONS AND
                     FINANCIAL OBLIGATIONS OF THE PARTNERS

     4.01 Initial Contributions of the Koll Partners. None of the Koll Partners shall be required to make any initial contributions to the capital of the Partnership, in connection with the execution of this Agreement or the Letter Agreement.

     4.02 Initial Contributions of SMI and A&J. Concurrently with the execution of the Letter Agreement, SMI and A&J (or their respective predecessors-in-interest) each made a cash contribution to the capital of the Partnership of Three Million Dollars ($3,000,000) which amount was concurrently credited to each such Partner's Capital Account and Unrecovered Contribution Account.

     4.03 Restated Capital Account Balances. The Partners Project, hereby agree that the aggregate fair market value of the Project of the outstanding balance of the Security Pacific Loan and the deferred obligation (in the approximate amount of One Million Fifty-Four Thousand Dollars ($1,054,000)) owed to The Irvine Company, is equal to Eight Million Dollars ($8,000,000) and the assets of the Partnership shall be adjusted on the Partnership's books to reflect such amount as of July 23, 1990. In furtherance of the foregoing, the Partners hereby agree that the restated Capital Account and Unrecovered Contribution Account balances of the Partners as of July 23, 1990 (taking into account the initial capital contributions made to the Partnership by SMI and A&J pursuant to Section 4.02 above) shall be as follows:

                                         Restated Capital
                                      Account and Unrecovered
Partner                                Contribution Balances
-------                               -----------------------
IMA Corp.                                   $8,000,000
Hegness                                         -0-
SMI                                         $3,000,000
A&J                                         $3,000,000

     4.04 Partial Repayment of the Security Pacific Loan. The Partners hereby acknowledge and agree that (i) the Partnership previously had outstanding indebtedness in the principal amount of approximately Eight Million Dollars ($8,000,000) owed to Security Pacific National Bank (the "Security Pacific Loan"), and (ii) the entire capital contributions of SMI and A&J made pursuant to Section 4.02 above were utilized to repay a portion of the outstanding balance of the Security Pacific Loan.

     4.05 Additional Capital Contributions. Any decision to require additional capital contributions to be made by the Partners for other than operating deficits including, without limitation, to fund capital improvements for the Project, shall be made by the unanimous approval of the Management Committee in accordance with the provisions of Article II. In the event the Partnership requires financing to fund operating deficits in addition to the initial capital contributions of SMI and A&J set forth in Section 4.02 above, as reasonably determined by any one of IMA Corp., SMI or A&J, then such determining Partner shall give written notice of such operating deficit to all of the Partners, which notice, in the event such determining Partner is an Operating Partner as of the effective date of such notice, shall summarize, with reasonable particularity, the Partnership's actual and projected cash obligations, cash on hand, and the projected sources and amounts of future cash flow and which notice shall also specify a contribution date ("Contribution Date") (which shall not be less than fifteen (15) days following the effective date of such notice) upon which each Partner shall have the obligation to contribute to the capital of the Partnership, in cash, such Partner's Percentage Interest (as of the Contribution Date) of such cash deficit ("Cash Deficit Contribution"). Any and all amounts contributed by a Partner to the capital of the Partnership pursuant to this Section 4.05 shall be credited to each of the Capital Account and the Unrecovered Additional Contribution Account of such Partner concurrently with the contribution of same.

     4.06 Remedy for Failure to Contribute Capital. If any Partner (the "Non-Contributing Partner") fails to contribute all or any portion of the Cash Deficit Contribution or any other amount required to be made by such Partner pursuant to Section 4.05 ("Delinquent Contribution"), and provided that one or more of the other Partners (collectively, the "Contributing Partners") have contributed to the capital of the Partnership all of the Cash Deficit Contribution or any other amount required to be made by such Contributing Partner(s) pursuant to Section 4.05, then such Contributing Partner(s), in addition to any other remedies or rights the Contributing Partner(s) may have at law or in equity, shall have the following options:

          (a) Subject to Section 4.06(c), the Contributing Partner(s) may advance to the Partnership, in cash, within thirty (30) days following the Contribution Date and in proportion to the respective Percentage Interests (as of the Contribution Date) of the Contributing Partner(s) electing the option specified in this Section 4.06(a) (or in such different proportion as they may otherwise unanimously agree) an amount equal to the Delinquent Contribution, and such advance shall be treated as a recourse loan ("Partner Loan") made by such Contributing Partner(s) to the Non-Contributing Partner, bearing interest at a rate equal to the lesser of (i) the prevailing Wells Fargo Bank commercial reference (prime) lending rate plus four (4) percentage points, adjusted and compounded on the first day of each month during the term of such Partner Loan, or (ii) the maximum, non-usurious rate then permitted by law for such loans. Each Partner Loan, subject to the provisions of Section 3.03(f), shall be due and payable in full six (6) months from the date such loan was advanced, and thereafter on demand. As of the effective date of any such advance of a Partner Loan, the Non-Contributing Partner shall be deemed to have contributed an amount equal to the principal amount of such Partner Loan to the capital of the Partnership, and each of the Capital Account and the Unrecovered Additional Contribution Account of the Non-Contributing Partner shall be credited with a like amount. Notwithstanding the provisions of Articles VI and VIII hereof, until any and all Partner Loans advanced to a Non-Contributing Partner are repaid in full, such Non-Contributing Partner shall draw no further distributions from the Partnership, and all cash or other property otherwise distributable with respect to the Non-Contributing Partner's Partnership Interest shall be distributed to the Contributing Partner(s) which have advanced Partner Loan(s) to such Non-Contributing Partner, in proportion to (and as a reduction of) the outstanding balance of (together with all accrued, unpaid interest on) such Partner Loan(s), with such funds being applied first to reduce any unpaid interest accrued on such Partner Loan(s) and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non-Contributing Partner and used by the Non-Contributing Partner to repay such outstanding Partner Loan(s). To secure the repayment of any and all Partner Loans made on behalf of a Non-Contributing Partner, such Non-Contributing Partner hereby grants a security interest in favor of the Contributing Partner(s) advancing such Partner Loan(s), in and to all distributions to which such Non-Contributing Partner may be entitled under this Agreement and hereby irrevocably appoints such Contributing Partner(s), and any of such Contributing Partners(s) respective agents, employees or other representatives, as such Non-Contributing Partner's attorney(s)-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments, and/or agreements memorializing and/or securing such Partner Loan(s), including, without limitation, such Uniform Commercial Code financing and continuation statements, mortgages, and other security instruments as may be reasonably appropriate to perfect and continue such security interest in favor of such Contributing Partner(s). The special power of attorney so granted by a Non-Contributing Partner shall be deemed to be coupled with an interest and shall be irrevocable.

          If, upon the maturity of a Partner Loan or any portion thereof (taking into account any extensions thereof) any principal thereof and/or accrued interest thereon remains outstanding, each Contributing Partner that previously advanced such Partner Loan or portion thereof may elect any one of the following options (in addition to all other rights such Contributing Partner may have at law or in equity): (i) to demand immediate repayment of such Partner Loan (or portion thereof); (ii) to renew such Partner Loan (or portion thereof) pursuant to the terms and provisions of this Section 4. 06(a) ; or (iii) to contribute the outstanding principal of and/or accrued, unpaid interest on such Partner Loan (or portion thereof) to the capital of the Partnership and dilute the Percentage Interest of the Non-Contributing Partner pursuant to Section 4.06(b). Any such lending Contributing Partner may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Partner within thirty (30) days following such maturity date. Failure of any such lending Contributing Partner to give such written notice to such Non-Contributing Partner shall be deemed to constitute an election by such lending Contributing Partner to renew such Partner Loan for an additional term of six (6) months on the terms set forth herein. Notwithstanding the foregoing provisions of this Section 4.06(a) and the provisions of Section 4.06(b), such Non-Contributing Partner shall have the right, but not the obligation, to repay any Partner Loan or portion thereof (together with all accrued, unpaid interest thereon) which a lending Contributing Partner has elected to contribute to the capital of the Partnership pursuant to
     Section 4.06(b) within thirty (30) days following the effective date of such written notice setting forth such contribution election and thereby avoid dilution of such Non-Contributing Partner's Percentage Interest pursuant to Section 4.06(b);

          (b) Subject to Section 4.06(c), the Contributing Partner(s) may contribute to the capital of the Partnership, in cash, within ten (10) days following the Contribution Date and in proportion to the respective Percentage Interests of the Contributing Partner(s) electing the option pursuant to this Section 4.06(b) (or in such different proportion as they may otherwise unanimously agree), an amount equal to the Delinquent Contribution, and such Contributing Partner's respective Capital Account(s) and Unrecovered Additional Contribution Account(s) shall each be credited with the respective amounts so contributed by such Contributing Partners. Upon the maturity of a Partner Loan that is not fully repaid on or before the maturity thereof, each Contributing Partner advancing such Partner Loan (or any portion thereof) also may contribute to the capital of the Partnership, in accordance with the provisions of
     Section 4.06(a) above and in proportion to the respective Percentage Interests of such lending Contributing Partners electing the option pursuant to Section 4.06(a) above (or in such different proportion as they may otherwise unanimously agree), the outstanding principal of and/or accrued, unpaid interest on such Partner Loan (or portion thereof) previously advanced by such Contributing Partner(s) that is not repaid on or before the maturity thereof. In the event of any such contribution of a Partner Loan (or any portion thereof) by a Contributing Partner who previously advanced such Partner Loan (or portion thereof), (i) the amount of the outstanding principal and/or accrued, unpaid interest on such Partner Loan (or portion thereof) so contributed shall be deemed repaid and satisfied and (ii) each of the Capital Account and the Unrecovered Additional Contribution Account of the relevant

     Non-Contributing Partner shall be debited, and each of the Capital Account and the Unrecovered Additional Contribution Account of such Contributing Partner shall be credited, by the amount of such outstanding principal and/or interest so contributed. In the event of any contribution by one or more Contributing Partners pursuant to this Section 4.06(b), the Percentage Interest of the relevant Non-Contributing Partner in Net Profits and Cash Flow (and Net Losses if a Majority-in-Interest of the Contributing Partners electing the option pursuant to this Section 4 .06(b) so agree) shall be decreased, as of the Contribution Date (or the date the pertinent Partner Loan or portion thereof is contributed to the capital of the Partnership, as the case may be) by one percentage point (or fraction thereof, as the case may be, but rounded to the nearest one-hundredth of one percentage point) for each Fifty Thousand Dollars ($50,000) (or proportionate fraction thereof, as the case may be) of the Delinquent Contribution (or of the outstanding principal of and/or accrued, unpaid interest on a Partner Loan, as the case may be) contributed by such Contributing Partner(s) pursuant to this Section 4.06(b). The Percentage Interests of the relevant Contributing Partner(s) electing the option pursuant to this Section 4.06(b) shall be increased, in the aggregate, by a like amount in proportion to the portion of the Delinquent Contribution (or the outstanding principal of and accrued, unpaid interest on any Partner Loan or portion thereof), as the case may be, contributed by each such Contributing Partner to the capital of the Partnership pursuant to this Section 4.06(b); provided; however, such Contributing Partner(s) shall in no event succeed to all or any portion of the Capital Account, the Unrecovered Contribution Account and/or the Unrecovered Additional Contribution Account of the relevant NonContributing Partner by operation of this Section 4.06(b). For example, if (i) the Percentage Interest of the Non-Contributing Partner were equal to twenty percent (20%) and (ii) the amount of the Delinquent Contributions contributed to the Partnership by two (2) Contributing Partners with Percentage Interests equal to thirty percent (30%) and ten percent (10%), respectively, on behalf of the Non-Contributing Partner were equal to Four Hundred Fifty Thousand Dollars ($450,000), and One Hundred Fifty Thousand Dollars ($150,000), respectively, then the Percentage Interest of the Non-Contributing Partner would be decreased by twelve (12) percentage points ($600,000/$50,000) from twenty percent (20%) to eight percent (8%), and the Percentage Interests of the Contributing Partners would be increased, in the aggregate, by a like amount of percentage points so that their respective Percentage Interests would equal, immediately following such dilution, thirty-nine percent (39%) and thirteen percent (13%), respectively.

          (c) Notwithstanding any provision contained in this Section .4.06, in the event that either Hegness, on the one hand, or A&J, on the other hand, is a Non-Contributing Partner, then IMA Corp., in the first instance, and SMI, in the second instance, (but not any other Partner) for a period often (10) days after the date such contribution was required to be made by such Non-Contributing Partner, shall have the right, but not the obligation, (i) to elect to pursue any rights or remedies IMA Corp. or SMI, as the case may be, may have against such Non-Contributing Partner at law or in equity by delivering written notice of such election within such ten (10) day period or (B) exercise any of the remedies set forth in Sections 4.06(a) and/or 4.06(b) above. Following the expiration of such ten (10) day period, if IMA Corp. or SMI, as the case may be, has failed to elect to exercise any of such remedies, then any Contributing Partner (including IMA Corp. and/or SMI) may exercise any remedy such Partner may have against the Non-Contributing Partner at law or in equity, as well as either or both of the remedies set forth in Sections 4.06(a) and/or 4.06(b) above, all in accordance with the provisions of this Section 4.06.

          (d) Notwithstanding any provision contained in Section 4.06(b), the Non-Contributing Partner's Percentage Interest shall in no event be reduced below one-tenth one percentage point, the Partners Percentage Interest, by operation of Section 4.06(b). In the event that the Non-Contributing Partner's Percentage Interest in Cash Flow and Net Profits is reduced to the Minimum Percentage Interest, then the Non-Contributing Partner shall remain as a partner in the Partnership with all of the rights, duties and obligations of a partner under this Agreement.

     4.07 Capital Contributions in General. Except as otherwise expressly provided in this Agreement or as may otherwise be unanimously agreed in writing by all of the Partners, (i) no part of the contributions of any Partner to the capital of the Partnership may be withdrawn by such Partner, (ii) no Partner shall be entitled to receive interest on such Partner's contributions to the capital of the Partnership, (iii) no Partner shall have the right to demand or receive property other than cash in return for such Partner's contribution to the Partnership, and (iv) no Partner shall be required or entitled to contribute additional capital to the Partnership other than as permitted or required under this Article IV and/or Section 8.03.


                                   ARTICLE V

                        ALLOCATION OF PROFITS AND LOSSES

     5.01 Net Losses from Operations. Net Losses resulting f rom the operations of the Partnership (as distinguished from an Extraordinary Event) for each fiscal year (or part thereof) shall be allocated at the end of such fiscal year (or part thereof) to the Partners in proportion to their respective Percentage Interests.

     5.02 Net Losses from Extraordinary Events. Net Losses resulting from the occurrence of an Extraordinary Event or the Liquidation of the Partnership, as the case may be, shall be allocated (i) after adjusting the Capital Accounts of the Partners for all previous allocations of Net Profits and Net Losses resulting from the operations of the Partnership and all previous distributions of Cash Flow for the fiscal year of such Extraordinary Event, but prior to the distribution of Cash Flow resulting from such Extraordinary Event and/or the proceeds from the Liquidation of the Partnership, as the case may be, or (ii) at the end of the fiscal year in which such Extraordinary Event occurred but following the adjustments to the Partners respective Capital Accounts referenced above in clause (i) of this Section, whichever occurs earlier, in the following order of priority:

          (a) First, to the Partners, in proportion to, and to the extent of, the amount by which the cumulative Net Profits previously allocated to each such Partner pursuant to Section 5.04(e) exceeds the cumulative Net Losses previously allocated to each such Partner pursuant to this Section 5.02(a);

          (b) Second, to IMA Corp., until the cumulative Net Losses allocated to IMA Corp. pursuant to this Section 5.02(b) equals Four Million Dollars ($4,000,000);

          (c) Third, fifty percent (50%) to IMA Corp., twenty-five percent (25%) to A&J and twenty-five percent (25%) to SMI until the cumulative Net Losses allocated to all of such Partners pursuant to this Section 5.02(c) equals Ten Million Dollars ($10,000,000);

          (d) Fourth, to the Partners in proportion to, and to the extent of, their respective positive capital account balances, if any; and

          (e) Thereafter, to the Partners in proportion their respective Percentage Interests.

     5.03 Net Profits form Operations. Net Profits resulting from the operations of the Partnership (as distinguished from an Extraordinary Event) for each fiscal year (or part thereof) shall be allocated at the end of such fiscal year (or part thereof) in the following order of priority:

          (a) First, to SMI, based upon such Partner's Percentage Interest, to A&J, based upon such Partner's Percentage Interest and to IMA Corp., based upon the Koll Partners' Percentage Interests, until such time as the Partnership has distributed to each Partner the entire amount of Cash Flow each such Partner is entitled to receive pursuant to Sections 6.01(a), 6.01(c), 6.01(d), and/or 6.01(e), if any; and

          (b) Thereafter, to the Partners in proportion to their respective Percentage Interests.

     5.04 Net Profits form Extraordinary Events. Net Profits resulting from the occurrence of an Extraordinary Event or upon the Liquidation of the Partnership, as the case may be, shall be allocated (i) after adjusting the Capital Accounts of the Partners for all previous allocations of Net Profits and Net Losses resulting from the operations of the Partnership and all previous distributions of Cash Flow for the fiscal year of such Extraordinary Event, but prior to the distribution of Cash Flow resulting from such Extraordinary Event and/or the proceeds from the Liquidation of the Partnership, as the case may be, or (ii) at the end of the fiscal year in which such Extraordinary Event occurred but following the adjustments to the Partners' respective Capital Accounts referenced above in clause (i) of this Section, whichever occurs earlier, in the following order of priority:

          (a) First, to the Partners in proportion to, and to the extent of, the amount by which the cumulative Net Losses previously allocated to each such Partner pursuant to

     Section 5.02(e) exceeds the cumulative Net Profits previously allocated to each such Partner pursuant to this Section 5.04(a);

          (b) Second, to the Partners in proportion to, and to the extent of, the amount by which the cumulative Net Losses previously allocated to each such Partner pursuant to Section 5.02(d) exceeds the cumulative Net Profits previously allocated to each such Partner pursuant to this Section 5.04(b);

          (c) Third, to IMA Corp. , SMI and A&J in proportion to, and to the extent of , the amount by which the cumulative Net Losses previously allocated to each such Partner pursuant to Section 5.02(c) exceeds the cumulative Net Profits previously allocated to each such Partner pursuant to this Section 5.04(c);

          (d) Fourth, to IMA Corp. to the extent by which the cumulative Net Losses previously allocated to IMA Corp. pursuant to Section 5.02(b) exceeds the cumulative Net Profits previously allocated to IMA Corp. pursuant to this Section 5.04(d);

          (e) Thereafter, to the Partners in proportion to their respective Percentage Interests.

     5.05 Special Allocation of Gross Income to SMI, A&J and Hegness. Notwithstanding the provisions of Section 5. 04 (e), in the event that at any time prior to the occurrence of the relevant Extraordinary Event referenced in
Section 5.04, Net Profits are allocated to IMA Corp. pursuant to Section 5.03(a) have otherwise been allocated to Hegness if such Net Profits had been allocated pursuant to the provisions of Section 5.03(b) ("Disproportionate Allocation"), then (i) any Gross Income realized by the Partnership as the result of such Extraordinary Event shall be allocated (A) first, to SMI, A&J and Hegness to the extent of, and in proportion to, the aggregate amount of Net Profits that would otherwise be allocated to such Partners pursuant to Section 5.04(e) if the provisions of this Section 5.05 were not taken into account, and
(B) thereafter, to Hegness to the extent of the aggregate amount of any and all Disproportionate Allocations, and (ii) after taking into account the provisions of clause (i) above, any remaining Net Profits allocable under Section 5.04(e) or Net Losses (which are created as the result of such Gross Income allocations), as the case may be, shall be allocated one hundred percent (100%) to IMA Corp.

     5.06 Minimum Gain Chargeback and Excess Nonrecourse Liabilities. Notwithstanding any other provision in this Article V, (i) any and all "nonrecourse deductions" (as defined in Treasury Regulation Sections l.704-1T
(b) (4) (iv) (a) (1) and 1.704-1T (b) (4) (iv) (b)) of the Partnership for any fiscal year or other period shall be allocated to the Partners in proportion to their respective Percentage Interests; and (ii) each Partner shall be specially allocated items of Partnership income and gain in accordance with the minimum gain chargeback requirements set forth in Treasury Regulation Sections l.704-1T
(b) (4) (iv) (e) and 1.704-1T (b) (4) (iv) (f). Any and all "excess nonrecourse liabilities" (as determined in accordance with the provisions of Treasury Regulation Sec Section 1.752-1T (e) (3) (ii) (B)) shall be allocated to the Partners in proportion to their respective Percentage Interests.

     5.07 Differing Tax Basis; Tax Allocation. The Partners shall cause depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Partnership to be allocated among the Partners for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of the California Revenue & Taxation Code, as amended, and the regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation
Section 1.704-1 (b) (2) (iv) (g)).

     5.08 Interpretation of Allocations. The allocation provisions contained in this Article V are intended to comply with, and shall be interpreted and construed consistently with, the provisions of Sections 704(b), 704(c) and 752 of the Code and the Treasury Regulations promulgated thereunder. To the extent any allocation is mandated by such Code Sections or such Treasury Regulations to be made in a manner different than expressly provided herein or in a manner not specifically provided herein such allocation shall be made in accordance with the requirement of the applicable Code Sections and/or Treasury Regulations to the extent reasonable and economically consistent with the interests of the Partners in the Partnership, taking into account the disparity in such interests created by the Partners' respective Capital Account, Unrecovered Additional Contribution Account and/or Unrecovered Contribution Account balances.


                                   ARTICLE VI

                                 DISTRIBUTIONS

     6.01 Distribution of Cash Flow. Subject to Section 8.02, Cash Flow of the Partnership which is determined pursuant to this Agreement with respect to any fiscal year shall be distributed to the Partners in the following order of priority:

          (a) First, fifty percent (50%) to each of A&J and SMI until the cumulative and collective distributions made pursuant to this Section 6.01(a) equal Two Million Dollars ($2,000,000);

          (b) Second, to repay the entire remaining outstanding balance of the Security Pacific Loan (including any and all accrued and unpaid interest thereon);

          (c) Third, to the Partners to the extent of, and in proportion to, their respective positive Unrecovered Additional Contribution Account balances, if any;

          (d) Fourth, sixty percent (60%) to IMA Corp. and twenty percent (20%) to each of SMI and A&J until the cumulative and collective distributions made pursuant to this Section 6.01(d) equal Ten Million Dollars ($10,000,000);

          (e) Fifth, one hundred percent (100%) to IMA Corp. until the cumulative distributions made pursuant to this Section 6.01(e) equal Two Million Dollars ($2,000,000); and

          (f) Thereafter, to the Partners in proportion to their respective Percentage Interests.

     6.02 In-Kind Distribution. Assets of the Partnership (other than cash) shall not be distributed in kind to the Partners without the prior written approval of all of the Partners. If any assets of the Partnership are distributed to the Partners in kind, then for purposes of this Agreement, such assets shall be valued on the basis of the agreed upon fair market value thereof (without taking into account Section 7701(g) of the Code) on the date of distribution, and any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with the other Partner(s) so entitled with an undivided interest in such assets in proportion to their respective Capital Accounts (after taking into account all Capital Account adjustments, including any book-up or book-down caused by such distribution) or as such Partners may otherwise unanimously agree. Upon such distribution, the Capital Accounts of the Partners shall be adjusted to reflect the amount of gain or loss that would have been allocated to the Partners pursuant to the appropriate provisions of this Agreement had the Partnership sold the assets being distributed for their agreed upon fair market value (taking into account
Section 7701(g) of the Code) immediately prior to their distribution.


                                  ARTICLE VII

                          RESTRICTIONS ON TRANSFER OF
                              PARTNERSHIP INTEREST

     7.01 Limitations on Transfer. Except as expressly provided in this Article VII and in Section 3.03, no Partner shall sell, exchange, assign, transfer, pledge, mortgage, encumber, grant a security interest in or otherwise dispose of or hypothecate, directly or indirectly, all or any part of such Partner's Partnership Interest, without the prior written consent of each of IMA Corp., SMI and A&J, which consent may be withheld in any of such Partner's sole discretion. Any transfer or attempted transfer by a Partner of all or any portion of such Partner's Partnership Interest in violation of the restrictions against transfer set forth in this Article VII shall be deemed null and void ab initio and of no force or effect.

     7.02 Right of First Refusal With Respect to IMA Corp. If IMA Corp. desires to transfer or otherwise dispose of all or any portion of the Partnership Interest of IMA Corp. (the "IMA Corp. Offered Interest"), then IMA Corp. shall give written notice ("IMA Corp. Offering Notice") to each of SMI and A&J (collectively, the "Non-Transferring Partners") of IMA Corp.'s intention to so transfer. The IMA Corp. Offering Notice shall specify the IMA Corp. Offered Interest to be transferred, the consideration to be received therefor, the identity of the proposed purchaser, and the terms upon which IMA Corp. intends to so transfer. For a period of ten (10) days following the effective date of the IMA Corp. Offering Notice each Non-Transferring

Partner shall have the option to purchase all but not less than all, of the IMA Corp. Offered Interest for the price and on the terms stated in the IRA Corp. Offering Notice. If more than one Non-Transferring Partner timely and validly elects to so purchase all of the IMA Corp. Offered Interest, then such Non-Transferring Partners shall purchase the IMA Corp. Offered Interest in proportion to their respective Percentage Interests as of the effective date of the IMA Corp. Offering Notice (or in such different proportion as such Non-Transferring Partners may unanimously agree). If the Non-Transferring Partners, or any of them, timely and validly elect to so purchase all of the IMA Corp. Offered Interest within the time period specified, then the transfer of the IMA Corp. Offered Interest from IMA Corp. to the Non-Transferring Partner(s) so electing shall be closed and consummated at the principal place of business of the Partnership upon the later of the closing set forth in the IMA Corp. Offering Notice or thirty (30) days following the effective date of the last delivered purchase-election notice of the Non-Transferring Partner(s). If, within the ten (10)-day period during which the Non-Transferring Partners have the right to purchase the IMA Corp. Offered Interest, none of the Non-Transferring Partners timely and validly elects to purchase all of the IMA Corp. Offered Interest in accordance with this Section 7.02, then IMA Corp. may, within one hundred twenty (120) days following the expiration of said ten
(10)-day period, transfer the entire IMA Corp. Offered Interest to the person or entity identified in the IMA Corp.

     7.03 Right of First Refusal/Right of Co-Sale With Respect to SMI and A&J.. If either SMI, on the one hand, or A&J, on the other hand, desires to transfer or otherwise dispose of all or a proportionate share of the entire Partnership. Interest of such Partner (the "S/G Offered Interest"), then such Partner (the "Selling Partner") shall give written notice (the "S/G Offering Notice") to whichever of SMI or A&J is not the Selling Partner (the "Non-Selling Partner") and IMA Corp. of the Selling Partner's intention to so transfer. The SIG Offering Notice shall specify the SIG Offered Interest to be transferred, the consideration to be received therefor, the identity of the proposed purchaser, and the terms upon which the Selling Partner intends to so transfer. For a period of ten (10) days following the effective date of the SIG Offering Notice, the Non-Selling Partner shall have the option to purchase all, but not less than all, of the S/G Offered Interest for the price and on the terms stated in the S/G Offering Notice. If the Non-Selling Partner timely and validly elects to so purchase all of the S/G Offered Interest then the transfer of the S/G Offered Interest from the Selling Partner to the Non-Selling Partner shall be closed and consummated at the principal place of business of the Partnership upon the later of the closing set forth in the S/G Offering Notice or thirty (30) days following the effective date of the purchase-election notice delivered by the Non-Selling Partner. If the Non-Selling Partner fails to timely and validly elect to purchase all of the S/G Offered Interest within the ten (10)-day period set forth above, then for a period of fifteen (15) days following the expiration of such ten (10)-day period, IMA Corp. shall have the right, but not the obligation, (i) to purchase all, but not less than all, of the S/G Offered Interest for the price and on the terms stated in the S/G Offering Notice in accordance with the provisions set forth below or (ii) to require the Selling Partner to cause the sale to the proposed purchaser of the portion of the Partnership Interests of the Koll Partners that corresponds to the Proportionate Share of the S/G Offered Interest. It is the intention of the Partners that the portion of the Partnership Interests of the Koll Partners that is transferred as a result of the exercise by IMA Corp. of the co-sale provision described in clause (ii) above shall to the extent possible be identical in all respects to the additional portion of the

Partnership Interest which would have been transferred by the Selling Partner in connection therewith if IMA Corp. had not so elected, including, without limitation, the portion of the Capital Account, Unrecovered Contribution Account and/or Unrecovered Additional Contribution Account so transferred, the Percentage Interest, and the priority rights relative to distributions of Cash Flow and allocations of Net Profits and Net Losses. Accordingly, to the extent possible, appropriate adjustment shall be made to the Partnership Interests of the Koll Partners so transferred so as to take into account the disparities in the interests of the Partners relative to the items described in the preceding sentence. The purchase price payable by such proposed purchaser to the Selling Partner and the Koll Partners shall be proportionately allocated between the Selling Partner and the Koll Partners so as to take into account the foregoing proportionate purchases of such Partnership Interests, and shall otherwise be on the same terms and conditions set forth in the SIG Offering Notice.

     If IMA Corp. timely and validly elects to purchase all of the S/G Offered Interest within the fifteen (15)-day period set forth above in accordance with clause (i) above, then the transfer of the S/G Offered Interest from the Selling Partner to IMA Corp. shall be closed and consummated at the principal place of business of the Partnership upon the later of the closing set forth in the S/G Offering Notice or thirty (30) days following the effective date of the purchase-election notice delivered to the Selling Partners by IMA Corp. If IMA Corp. timely and validly elects to require the Selling Partner to cause the sale of a portion of the Partnership Interests of the Koll Partners pursuant to clause (ii) above, then the transfer of the proportionate Partnership Interests of the Koll Partners and the Selling Partner shall be closed and consummated in accordance with the terms and conditions of the S/G Offering Notice. In the event IMA Corp. fails to timely and validly elect either of the options set forth in clauses (i) and (ii) above, then the Selling Partner may, within one hundred twenty (120) days following the expiration of said fifteen (15)-day period, transfer the entire S/G Offered Interest to the person or entity identified in the S/G Offering Notice, on the same terms and conditions and at the same price specified in the S/G Offering Notice. If the Selling Partner fails to so transfer the S/G Offered Interest within such one hundred twenty
(120)-day period, then, prior to transferring the S/G Offered Interest, the Selling Partner shall and must resubmit a S/G Offering Notice to the Non-Selling Partner and IMA Corp., and again comply with the foregoing provisions of this Section 7.03.

     7.04 Right of First Refusal With Respect to Hegness. If Hegness desires to transfer or otherwise dispose of all or any portion of the Partnership Interest of Hegness (the "Hegness Offered Interest"), then Hegness shall give written notice ("Hegness Offering Notice") to SMI and A&J (collectively, the Non-Assigning Partners") and IMA Corp. of the intention of Hegness to so transfer. The Hegness Offering Notice shall specify the Hegness Offered Interest to be transferred, the consideration to be received therefore, the identity of the proposed purchaser, and the terms upon which Hegness intends to so transfer. For a period of ten (10) days following the effective date of the Hegness Offering Notice, IMA Corp. shall have the option to purchase all, but not less than all, of the Hegness Offered Interest for the price and on the terms stated in the Hegness Offering Notice. If IMA Corp. timely and validly elects to so purchase a 11 of the Hegness Offered Interest then the transfer of the Hegness Offered Interest from Hegness to IMA Corp. shall be closed and consummated at the principal place of business of the Partnership within thirty (30) days following the effective date of the purchase-election notice delivered by IMA Corp. If IMA Corp. does not timely and validly elect to purchase all of the Hegness Offered Interest within the ten (10)-day period set forth above, then each of the Non-Assigning Partners shall have the option for a period of eleven (11) days following the expiration of such ten (10)-day period to purchase all, but not less than all, of the Hegness Offered Interest for the price and on the terms stated in the Hegness Offering Notice. If more than one Non-Assigning Partner timely and validly elects to so purchase all of the Hegness Offered interest, than such Non-Assigning Partner shall purchase the Hegness Offered Interest in proportion to their respective Percentage Interests as of the effective date of the Hegness Offering Notice (or in such different proportion as such Non-Assigning Partners may unanimously agree). If the Non-Assigning Partners, or any of them, timely and validly elects to so purchase all of the Hegness Offered Interest within the time period specified, then the transfer of Hegness Offered Interest from Hegness to the Non-Assigning Partner(s) so electing shall be closed and consummated at the principal place of business of the Partnership within thirty (30) days following the effective date of the last delivered purchase-election notice of the Non-Assigning Partner(s). If, within the eleven (11)-day period during which the Non-Assigning Partners have the right to purchase the Hegness Offered Interest, none of the Non-Assigning Partners timely and validly elects to purchase all of the Hegness Offered Interest in accordance with this Section 7.04, then Hegness may, within one hundred twenty (120) days following the expiration of said eleven (11)-day period, transfer the entire Hegness Offered Interest to the person or entity identified in the Hegness Offering Notice, on the same terms and conditions and at the same price specified in the Hegness Offering Notice. If Hegness fails to so transfer the Hegness Offered Interest within such one hundred twenty (120)-day period, then, prior to transferring the Hegness Offered Interest, Hegness shall and must resubmit a Hegness Offering Notice to the other Partners and again comply with the foregoing provisions of this
Section 7.04.

     7.05 Permitted Transfers. Notwithstanding the provisions of Section 7.01 and without complying with the provisions of Sections 7.02, 7.03 and 7.04, the following Partners and constituent owners of Partners may transfer all or any part of their respective Partnership Interests, or ownership interests in a Partner, as the case may be, to the following (collectively, "Permitted Transferees."):

          (a) In the case of any Partner, any entity in which such Partner, directly or indirectly, retains more than eighty percent (80%) of the voting and/or beneficial ownership interests in such entity, provided that any transfer of any ownership interest in such entity which results in such Partner not owning, directly or indirectly, more than eighty percent (80%) of the voting and/or beneficial ownership interests in such entity shall constitute, notwithstanding anything to the contrary contained in this Agreement, a non-permitted transfer);

          (b) In the case of any constituent owner of IMA Corp., SMI and/or
     A&J:

               (i) Any inter vivos trust established for estate planning purposes for the sole benefit of such owner, one or more members of such owner's family that are related to such owner by blood (which members shall include, without limitation, the spouse, adopted children, and step-children of such owner) and/or any other lineal descendant's of such owner and in which such owner is a trustee thereof; or

               (ii) In the event of the death or adjudicated incompetence of such owner, such owner's legal representatives, estate, heirs, or a testamentary trust established for the sole benefit of one or more of the members of such owner's family described in Section 7.05(b)(i) above and/or any other lineal descendants of such owner.

          (c) In the case of Hegness:

               (i) Any inter vivos trust established for estate planning purposes for the sole benefit of such Partner, one or more members of such Partner's family that are related to such Partner by blood (which members shall include, without limitation, the spouse, adopted children, and step-children of such Partner) and/or any other lineal descendant's of such Partner and in which such Partner is a trustee thereof; or

               (ii) In the event of the death or adjudicated incompetence of such Partner, such Partner's legal representatives, estate, heirs, or a testamentary trust established for the sole benefit of one or more of the members of such Partner's family described in Section 7.05(c)(i) above and/or any other lineal descendants of such Partner.

Notwithstanding any other provision of this Article VII, no transfer by any Partner or constituent owner of a Partner shall be permitted if the consummation of such transfer would result in a breach or violation in (i) any loan documentation relative to any indebtedness encumbering all or any portion of the Project and/or (ii) any lease or sub-lease documentation relative to any lease or sub-lease encumbering all or any, portion of the Project, and such transfer restrictions are not waived by the applicable lender or the applicable lessor (or sub-lessor), as the case may be.

     7.06 Admission of Substituted Partners. If any Partner assigns or otherwise transfers such Partner's Partnership Interest to a transferee in accordance with this Article VII, and such transferee is designated by the transferring Partner as a substituted partner, then such transferee shall be entitled to be admitted into the Partnership as a substituted partner, and this Agreement, the Fictitious Business Name Statement and the Statement of Partnership for the Partnership shall be amended to reflect such admission, provided that the following conditions are complied with:

          (a) Each of the non-transferring Partners (other than Hegness) reasonably approves the form and content of the instrument of assignment;

          (b) The transferring Partner and such Partner's transferee execute and acknowledge such other one or more instruments as each of the non-transferring Partners

     (other than Hegness) may reasonably deem necessary or desirable to effectuate such admission in accordance with this Article VII;

          (c) The transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; and

          (d) The transferring Partner or such Partner's transferee pays to the Partnership, as each of the non-transferring Partners (other than Hegness) may reasonably determine, all expenses incurred in connection with such admission, including, without limitation, legal fees and costs (which costs may include, for example, the cost of preparing, recording, filing and/or publishing any amendment to the Statement of Partnership any amendment to the Statement of Partnership and/or Fictitious Business Name Statement to reflect such admission).

In the event of non-compliance by the transferring Partner or such Partner's transferee with any of the provisions of paragraphs (a) through (d) of this
Section 7.06 within the time provided for the consummation of such transfer, then such transfer shall be deemed null and void ab initio and of no force and effect.

     7.07 Restrictions on Transferees. A transferee of a Partnership Interest who does not become a substituted partner in accordance with Section 7.06 above shall have no right to require any information relating to the Partnership or an accounting of the Partnership's transactions, to inspect the Partnership books, or to vote on any of the matters as to which a Partner would be entitled to vote under this Agreement. Such transferee shall only be entitled to receive the share of the profits or other compensation by way of income, or the return of such transferee's contributions, to which such transferee's assignor would otherwise be entitled.

     7.08 Election. In the event of a transfer of the Partnership Interest of any Partner, the death of a Partner, or the distribution of any property of the Partnership to a Partner, the Partnership may file, in the reasonable discretion of the Management Committee, an election in accordance with applicable Treasury Regulations to cause the basis of the Partnership property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code, provided such an adjustment results in a net increase to the bases of the Partnership's assets. Subject to the provisions of Treasury Regulation Section 1.704-1(b), adjustments to the adjusted tax basis of Partnership property under Section 743 and 732(d) of the Code shall not be reflected in the Capital Account of the transferee Partner or on the books of the Partnership, and subsequent Capital Account adjustments for distributions, depreciation, amortization, and gain or loss with respect to such property shall disregard the effect of such basis adjustment.

     7.09 Allocations Between Transferor and Transferee. Upon the transfer of all or any part of the Partnership Interest of a Partner as hereinabove provided or the dilution of a Partner's Percentage Interest pursuant to Section 4.06(b), Net Profits and Net Losses shall be allocated between the transferor and transferee (or the Partners, in the case of any such dilution) on the basis of the computation method which in the reasonable discretion of the Management Committee is in the best interests of the Partnership, provided such method is in conformity with the methods prescribed by Section 706 of the Code 1.706-1(c)(2)(ii). Distributions of Cash Flow shall be made to the holder of record of the Partnership Interest on the date of distribution. Except in the case of any such dilution, and taking into account the adjustments set forth in Section 7.03, any transferee of a Partnership Interest shall succeed to the Capital Account, and, if applicable, the Unrecovered Contribution Account and/or the Unrecovered Additional Contribution Account of the transferor Partner to the extent such accounts relate to the transferred interest; provided, however, that if such transfer causes a termination of the Partnership pursuant to
Section 708(b)(1)(B) of the Code, the Capital Accounts of all Partners, including the transferee, shall be redetermined as of the date of such termination in accordance with Treasury Regulation Sections 1.704-1(b) and 1.704-IT(b).

     7.10 Partition. No Partner shall have the right to partition any property of the Partnership, or any interest therein, nor shall any Partner make application to any court or authority to commence or prosecute any action or proceeding for a partition thereof, and upon any breach of the provisions of this Section 7.10 by any Partner, the other Partners (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, actions or proceedings.


                                  ARTICLE VIII

                 DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

     8.01 Events Causing Dissolution of the Partnership. In the event of any Partner's bankruptcy or other withdrawal from the Partnership or the admission of a new partner into the Partnership, the Partnership shall not dissolve or terminate but shall continue without interruption or a break in continuity. The Partnership shall, however, be dissolved upon the first to occur of any of the following events:

          (a) The expiration of the term of the Partnership unless such term has been extended by the unanimous agreement of the Partners;

          (b) The sale, transfer or other disposition (exclusive of an exchange for other real property) of all or substantially all of the Project and the collection by the Partnership of all Cash Flow derived therefrom; or

          (c) The unanimous affirmative election of the Management Committee to dissolve the Partnership.

     8.02 Termination of the Partnership. Upon the Liquidation of the Partnership caused by other than the termination of the Partnership under
Section 708(b)(1)(B) of the Code (in which latter case the Partnership shall remain in existence in accordance with the provisions of such Section of the
Code), the Liquidator shall proceed to complete and conclude the affairs of the Partnership. During such period of proceeding to the completion and conclusion of the Partnership's affairs, the Net Profits, Net Losses, and cash distributions of the Partnership shall continue to be shared by the Partners in accordance with this Agreement. The assets of the Partnership shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Partnership on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order:

          (a) First, to creditors, including Partners who are creditors, in the order of priority as provided by law;

          (b) Second, to the setting up of any reserves which the Liquidator deems necessary, in the Liquidator's reasonable discretion, for any contingent or unforeseen. liabilities or obligations of the Partnership; and

          (c) Thereafter, to the Partners in proportion to, and to the extent of, the positive balance in each such Partner's Capital Account (after taking into account all Capital Account adjustments for the taxable year of such Liquidation).

     Any amounts withheld for reserves pursuant to paragraph (b) of this
Section 8.02 shall be distributed to the Partners as soon as practicable, as determined by the Liquidator, in proportion to the Partners' respective positive Capital Account balances.

     8.03 Negative Capital Account Restoration. Upon the Liquidation of the Partnership (or upon the Liquidation of a Partner's Partnership Interest where the Partnership is not in Liquidation), each Partner (or the relevant Partner where the Partnership is not in Liquidation) shall be obligated to contribute to the capital of the Partnership an amount equal to the negative balance, if any, standing in such Partner's Capital Account (after taking into account all Capital Account adjustments for all taxable years, including the year such Liquidation occurs, and after adding a positive sum to such negative balance (but only until such balance is increased to zero) equal to the amount of such Partner's allocable share of minimum gain (as determined in accordance with the provisions of Treasury Regulation Section 1.704-1T (b) (4) (iv) (f)) on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation in compliance with Treasury Regulation
Section 1.704-1 (b). The entire amount so contributed shall be treated as proceeds from the Liquidation of the Partnership and shall be applied to satisfy any outstanding Partnership indebtedness and obligations, including, without limitation, the Partnership's obligation to distribute to each Partner having a positive Capital Account balance a sum equal to such positive balance.

     8.04 Retirement or Withdrawal of a Partner. No Partner shall have the right to voluntarily or involuntarily withdraw or retire from the Partnership (by reason of such Partner's death, physical or mental incapacity, bankruptcy or otherwise) and any such voluntary or involuntary withdrawal or retirement shall constitute a breach of this Agreement unless such Partner's Partnership Interest is transferred in accordance with the provisions of Section 8.03 or
Article VII. Each Partner hereby waives any of the rights or remedies available to such Partner

(or such Partner's successor(s)-in-interest) pursuant to Section 15042 of the California Corporations Code, as amended, to have the interest of such withdrawing or retiring Partner purchased upon the withdrawal or retirement of such Partner.


                                   ARTICLE IX

                            ARBITRATION OF DISPUTES

     ANY DISPUTE, CONTROVERSY OR OTHER CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH OR INTERPRETATION THEREOF, SHALL BE SETTLED BY ARBITRATION BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (THE "SERVICE"), LOCATED AT 500 NORTH STATE COLLEGE BOULEVARD, SUITE 600, ORANGE, CALIFORNIA 92668, IN ACCORDANCE WITH THE USUAL PROCEDURES OF THE SERVICE, SUBJECT TO THE FOLLOWING PROVISIONS:

          (a) THE PARTNER SEEKING ARBITRATION SHALL DELIVER A WRITTEN NOTICE OF DEMAND TO RESOLVE DISPUTE (THE "DEMAND") TO THE OTHER PARTNERS AND TO THE SERVICE. THE DEMAND SHALL INCLUDE A BRIEF STATEMENT OF SUCH PARTNER'S CLAIM, THE AMOUNT THEREOF, AND THE NAME OF THE PROPOSED RETIRED JUDGE FROM THE SERVICE TO DECIDE THE DISPUTE ("ARBITRATOR"). WITHIN TEN (10) DAYS AFTER THE EFFECTIVE DATE OF THE DEMAND, EACH OTHER PARTNER AGAINST WHOM A DEMAND IS MADE SHALL DELIVER A WRITTEN RESPONSE TO THE DEMANDING PARTNER AND THE SERVICE. SUCH RESPONSE SHALL INCLUDE A SHORT AND PLAIN STATEMENT OF THE NON-DEMANDING PARTNER'S DEFENSES TO THE CLAIM AND SHALL ALSO STATE WHETHER SUCH PARTNER AGREES TO THE ARBITRATOR CHOSEN BY THE DEMANDING PARTNER. IN THE EVENT THE PARTNERS CANNOT AGREE UPON AN ARBITRATOR, THEN THE SERVICE SHALL SELECT AND NAME AN ARBITRATOR TO CONDUCT THE HEARINGS.

          (b) THE LOCALE OF THE ARBITRATION SHALL BE IN ORANGE COUNTY,
     CALIFORNIA.

          (c) IN THE EVENT THE SERVICE IS NO LONGER IN BUSINESS AND THERE IS NO COMPARABLE SUCCESSOR, THEN THE PARTIES SHALL AGREE UPON ANOTHER ARBITRATOR. IF THE PARTIES CANNOT AGREE UPON ANOTHER ARBITRATOR, THEN A SINGLE NEUTRAL ARBITRATOR SHALL BE APPOINTED PURSUANT TO SECTION 1281.6 OF THE CALIFORNIA CODE 0.7 CIVIL PROCEDURE.

          (d) IN THE EVENT THE CLAIM OR DISPUTE EQUALS OR EXCEEDS THE SUM OF FIFTY THOUSAND DOLLARS ($50,000), THEN THE PARTNERS

     SHALL BE ENTITLED TO FULL RIGHTS OF DISCOVERY AS SET FORTH IN THE CALIFORNIA CODE OF CIVIL PROCEDURE FOR CIVIL ________ _____ IN THE SUPERIOR COURTS OF THE STATE OF CALIFORNIA, SUBJECT TO SUCH ORDERS AS MAY BE MADE BY THE SERVICE. IN THE EVENT THE DISPUTE BETWEEN THE PARTNERS IS LESS THAN FIFTY THOUSAND DOLLARS ($50,000), THEN THERE SHALL BE NO RIGHT TO DISCOVERY EXCEPT BY STIPULATION OF THE PARTIES OR PURSUANT TO THE DISCRETION OF THE SERVICE. IN THE EVENT THE PARTNERS CANNOT AGREE AS TO THE AMOUNT IN ISSUE, THE SERVICE SHALL HOLD A PRELIMINARY HEARING FOR THE PURPOSE OF DETERMINING WHETHER THE AMOUNT IN ISSUE EQUALS OR EXCEEDS FIFTY THOUSAND DOLLARS ($50,000).

          (e) THE ARBITRATOR'S POWERS SHALL BE LIMITED AS FOLLOWS: THE ARBITRATOR SHALL FOLLOW THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, INCLUDING RULES OF EVIDENCE, AND THE ARBITRATOR'S DECISION SHALL BE SUBJECT TO REVIEW THEREON AS WOULD THE DECISION OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA SITTING WITHOUT A JURY. THE ARBITRATOR SHALL NOT CONSIDER ANYTHING OUTSIDE THE RECORD UNLESS NOTICE IS GIVEN TO ALL PARTIES WITH THE OPPORTUNITY TO RESPOND TO SUCH MATTERS. THE ARBITRATOR SHALL HAVE NO POWER TO MODIFY ANY OF THE PROVISIONS OF THIS AGREEMENT AND THE ARBITRATOR'S JURISDICTION IS LIMITED ACCORDINGLY. THE ARBITRATOR SHALL PREPARE AND SERVE A WRITTEN DECISION WHICH DETERMINES THE DISPUTE, CONTROVERSY, OR CLAIM AND WHICH DESIGNATES THE PARTY AGAINST WHOSE POSITION THE DECISION IS RENDERED. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

          (f) THE COSTS OF THE RESOLUTION SHALL BE SPLIT EQUALLY BETWEEN THE PARTNERS INVOLVED IN SUCH DISPUTE; PROVIDED, HOWEVER, THAT SUCH COSTS, ALONG WITH ALL OTHER COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES, SHALL BE SUBJECT TO AWARD, IN FULL OR IN PART, BY THE ARBITRATOR, IN THE ARBITRATOR'S DISCRETION, TO THE PREVAILING PARTY. UNLESS THE ARBITRATOR SO AWARDS ATTORNEYS' FEES EACH PARTY SHALL BE RESPONSIBLE FOR SUCH PARTY'S OWN ATTORNEYS' FEES.

          (g) TO THE EXTENT POSSIBLE, THE ARBITRATION HEARINGS SHALL BE CONDUCTED ON CONSECUTIVE DAYS, EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS, UNTIL THE COMPLETION OF THE CASE.

          (h) IN CONNECTION WITH ANY ARBITRATION PROCEEDINGS COMMENCED HEREUNDER, ANY PARTNER SHALL HAVE THE RIGHT TO JOIN ANY THIRD PARTIES IN SUCH PROCEEDINGS IN ORDER TO RESOLVE

     ANY OTHER DISPUTES, THE FACTS OF WHICH ARE RELATED TO THE MATTERS SUBMITTED FOR ARBITRATION HEREUNDER.

          (i) NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS ARTICLE IX, NONE OF THE PARTNERS MAY SEEK ARBITRATION UNDER THE PROVISIONS OF THIS ARTICLE IX WITH RESPECT TO (i) ANY DECISION TO REMOVE THE OPERATING PARTNERS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.04, (ii) ANY DETERMINATION OF THE APPRAISED VALUE OF THE PARTNERSHIP INTEREST OF A&J IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03, AND/OR (iii) ANY DECISION TO TERMINATE AVALON ATTRACTIONS AS THE EXCLUSIVE BOOKING AGENT FOR THE PROJECT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.02(d).

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS ARBITRATION OF DISPUTES PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS ARBITRATION OF DISPUTES PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THESE PROVISIONS, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE E. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS ARBITRATION.

/s/ name illegible   /s/ name illegible   /s/ name illegible  /s/ name illegible
------------------   ------------------   ------------------  ------------------
Initials of          Initials of          Initials of         Initials of
IMA Corp             Hegness              SMI                 A&J

          (j) THE COSTS OF THE RESOLUTION SHALL BE SPLIT EQUALLY BETWEEN THE PARTNERS INVOLVED IN SUCH DISPUTE; PROVIDED, HOWEVER, "THAT SUCH COSTS, ALONG WITH ALL OTHER COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES, SHALL BE SUBJECT TO AWARD, IN FULL OR IN PART, BY THE ARBITRATOR, IN THE ARBITRATOR'S DISCRETION, TO THE PREVAILING PARTY. UNLESS THE ARBITRATOR SO AWARDS ATTORNEYS' FEES, EACH PARTY SHALL BE RESPONSIBLE FOR SUCH PARTY'S OWN ATTORNEYS' FEES.

                                   ARTICLE X

                               BOOKS AND RECORDS

     10.01 Books of Account. The fiscal year and the taxable year of the Partnership shall be the calendar year commencing January l and ending December
31. The Operating Partners shall maintain (or cause to be maintained) for the Partnership true and accurate books, records, and accounts on an accrual basis (for financial and income tax reporting purposes) in accordance with generally accepted accounting principles on a consistent basis from year to year. All books and records of the Partnership shall be kept and maintained at the principal place of business of the Partnership or such other place as may be designated by the Management Committee and, during regular and reasonable business hours, shall be available for reasonable inspection, audit, and duplication by any Partner or such Partner's designated representatives (including, without limitation, attorneys, auditors, and accountants), at such Partner's sole cost and expense.

     10.02 Annual Reports and Tax Returns. Within ninety (90) days after the close of each fiscal year, the Operating Partners shall cause to be prepared and timely filed and distributed to each Partner, at the expense of the Partnership, all required federal and California state partnership tax returns, including information returns reflecting each Partner's distributive share of tax items. Additionally, within ninety (90) days after the close of each fiscal year, the Operating Partners shall cause to be prepared and distributed to each Partner, at the expense of the Partnership, unaudited financial statements. Such financial statements shall be prepared by the independent certified public accountants for the Partnership (which shall not be changed without the prior approval of the Management Committee) and shall include, without limitation, a balance sheet of the Partnership as of the last day of such fiscal year, an operating (income or loss) statement of the Partnership for such fiscal year, a statement of each Partner's Capital Account as of the last day of such fiscal year, and all other information customarily shown on financial statements prepared in accordance with generally, accepted accounting principles, consistently applied. Upon written request by IMA Corp., or SMI, in the event SMI is not an Operating Partner, such financial statements shall be audited, at the expense of the Partnership, by an independent certified public accountant selected in the reasonable discretion of such requesting Partner.

     10.03 Bank Accounts. All funds of the Partnership shall be deposited in the Partnership's name in such bank account or accounts as shall be designated by the Operating Partners. Disbursements and/or withdrawals from such one or more accounts may be made only upon the signature of an authorized representative of the Operating Partners. In the event the authority of the Operating Partners is terminated pursuant to Section 2.04, then any disbursements and/or withdrawals from such one or more accounts shall be made only upon the signature of an authorized representative of the Management Committee.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.01 Notices. All notices, demands or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier or delivery service; (iii) registered or certified mail (with postage prepaid and return receipt requested); or (iv) telegraph, telex, telecopy, or cable. Any such notice or other communication shall be deemed received and effective upon the earlier of (i) if personally delivered, the date of delivery to the address of the party to receive such notice; (ii) if delivered by overnight commercial carrier or delivery service, one day following the receipt of such communication by such carrier or service from the sender, as shown on the sender's delivery invoice from such carrier or service, as the case may be; (iii) if mailed, forty-eight (48) hours after the date of posting as shown on the sender's registry or certification receipt; (iv) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (v) if given by telex or telecopy, when sent. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, as the case may be of any notice, date or other communication shall refer to the date such communication becomes effective under the terms of this Section
11.01. The address for purposes of the giving of notices hereunder (i) to the Partnership is the address set forth in Section 1.04 and (ii) to a Partner is the address set forth for such Partner in Section 1.07. Notice of change of address shall be given by written notice in the manner detailed in this Section
11.01. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

     11.02 Construction of Agreement. Article and Section headings of this Agreement are used herein for reference purposes only and should not govern, limit, or be used in construing this Agreement or any provision hereof. Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the law of the State of California. Except to the extent that the California Uniform Partnership Act, as amended, is inconsistent with the provisions of this Agreement (in which case this Agreement shall apply to the extent legally permissible), the provisions of such Act shall apply to the Partnership. Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; (iii) each party and such party's counsel have reviewed this Agreement; and (iv) any rule of construction to the effect that ambiguities to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto.

     11.03 Successors and Assigns. Subject to the restrictions against transfers set forth in Article VII, this Agreement shall inure to the benefit of and shall bind the Parties hereto and their respective personal representatives, successors, and assigns.

     11.04 Survivability of the Letter Agreement. This Agreement hereby amends, restates and supersedes any and all of the provisions of the Letter Agreement except those provisions contained in Paragraphs 12 and 14 of the June 27 Agreement and the entire July 16 Amendment which shall remain in full force and effect and shall survive the execution and delivery of this Agreement.

     11.05 Entire Agreement. This Agreement, that certain letter agreement dated June 30, 1990 (the "June 30 Agreement"), by and between Azoff and Geddes, and the surviving provisions of the Letter Agreement described above in Section 11.04, contain the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior or other contemporaneous understandings, correspondence, negotiations, or agreements between them respecting the within subject matter. No alterations, modification, or interpretations hereof shall be binding unless writing and signed by all the Partners.

     11.06 Counterparts and Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which shall constitute one Agreement, binding upon the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

     11.07 Attorneys' Fees. Subject to the provisions of Article IX(f), should any litigation be commenced between the Partners or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the Partner prevailing in such litigation, whether by out-of-court settlement or final judgment, shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees incurred in such litigation.

     11.08 No Third Party Beneficiary. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Partners and their respective successors and assigns, and such Agreements and assumptions shall not inure to the benefit of the obligees; of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement. In this regard, it is hereby expressly agreed and understood that any right of the Partnership or the Partners to require any additional capital contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement.

     11.09 Other Acts. Each Partner covenants, on behalf of such Partner and such Partner's successors and assigns, to execute, with acknowledgment, verification, or affidavit, if required, any and all documents and writings, and to perform any and all other acts, that may be necessary or desirable to implement, accomplish, and/or consummate the formation of the Partnership, the achievement of the Partnership's purposes, or any other matter contemplated under this Agreement.

     11.10 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, then such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     11.11 Waiver. No consent or waiver, express or implied, by a Partner to or of any breach or default by any other Partner in the performance by such other Partner of such other Partner's obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner hereunder. Failure on the part of a Partner to complain of any act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such non-complaining or non-declaring Partner of the latter's rights hereunder.

     11.12 Equitable Remedies; Remedies Cumulative. Except a otherwise provided in this Agreement, each Partner, in addition to all other rights provided herein or as may be provided by law shall be entitled to all equitable remedies, including, without limitation, those of specific performance and injunction, to enforce such Partner's rights hereunder. Except as otherwise provided herein, each right, power, and remedy provided for herein or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for herein or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise, the commencement of the exercise, or the forbearance of the exercise by any party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers, or remedies.

     11.13 Acquisition of Ownership Interests by SMI. As of the effective date hereof, SMI and the Affiliates, agents, employees and other representatives of SMI hereby represent that SMI and such Affiliates, agents, employees and other representatives do not own any ownership interests in any entity that is an Affiliate, agent, employee or other representative of Geddes other than the Partnership and have not entered into any agreements with Geddes and/or any such Affiliates or other representatives of Geddes other than this Agreement and the Letter Agreement. Notwithstanding any other provisions of this Agreement, Geddes and SMI hereby agree that neither of such Partners, without the prior written consent of IMA Corp., which may be withheld in the sole discretion of IMA Corp., will (i) acquire any ownership interest in any Affiliate, agent, employee or other representative of the other of such Partners, (ii) amend or otherwise modify the provisions of the June 30 Agreement and/or the July 16 Amendment, and/or (iii) enter into, amend or otherwise modify any other agreement with the other of such Partners, or any Affiliate, agent, employee or other representative of the other of such Partners.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.01 The term "A&J" means Audrey & Jane, Inc., a California corporation.

     12.02 The term "Affiliate" means any person or entity which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to
(i) vote ten percent (10%) or more of the outstanding voting securities of such person or entity, or (ii) otherwise direct management policies of such person by contract or otherwise.

     12.03 The term "Accountant's Notice" is defined in Section 3.03(d).

     12.04 The term "Agreement" means this Second Amended and Completely Restated Agreement of General Partnership of Irvine Meadows Amphitheater.

     12.05 The term "Appraised Value" is defined in Section 3.03(c).

     12.06 The term "Arbitrator" is defined in Article IX(a).

     12.07 The term "Avalon Attractions" means New Avalon Inc., a California corporation, d/b/a Avalon Attractions.

     12.08 The term "Azoff" means Irving Azoff, an individual.

     12.09 The term "Booking and Management Fees" is defined in Section 2.09.

     12.10 The term "Capital Account" means, in respect to each Partner, the aggregate amount of money contributed (or deemed contributed) by such Partner to the capital of the Partnership, "increased" by the aggregate fair market value (as mutually determined by the contributing Partner and the Partnership) of all property contributed (or deemed contributed) by such Partner to the capital of the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under
Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Partner, of any Gross Income allocated to such Partner pursuant to Section 5.05, and Partnership income or gain specially allocated to such Partner pursuant to Section 5.06, and decreased by the aggregate amount of money distributed (or deemed distributed) to such Partner by the Partnership (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Partner) , the aggregate f air market value (as mutually determined by the distributee Partner and the Partnership) of all property distributed (or deemed distributed) to such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Losses charged to such Partner, and the aggregate amount of all "nonrecourse deductions" specially allocated to such Partner pursuant to
Section 5.06. For purposes of Section 5.06 only, each Partner's Capital Account shall be further adjusted in the manner set forth in the second and third sentences of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be increased for (i) such Partner's allocable share of minimum gain (as determined pursuant to Treasury Regulation Section 1.704-1T(b)(4)(iv)(f)) and (ii) the amount such Partner is unconditionally obligated to contribute to the capital of the Partnership pursuant to this Agreement. The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-IT(b) and shall be interpreted and applied in a manner consistent with such Regulations.

     12.11 The term "Cash Deficit Contribution" is defined in Section 4.05.

     12.12 The term "Cash Flow" means the excess, if any, of all cash receipts of the Partnership as of any applicable determination date in excess of the sum of (i) any and all cash disbursements (exclusive of distributions to the Partners in their capacities as such and distributions applied to reduce the outstanding balance of the Security Pacific Loan pursuant to Section 6.01(b), but inclusive of any payments treated hereunder as guaranteed payments under
Section 707(c) of the Code) of the Partnership prior to that date and (ii) any commercially reasonable reserve established in the reasonable discretion of the Management Committee for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds therefore. Cash Flow shall be determined annually by the Management Committee and shall be distributed annually or at such other times as the Management Committee determines that funds are available therefore.

     12.13 The term "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any succeeding law).

     12.14 The term "Contributing Partners" is defined in Section 4.06.

     12.15 The term "Contribution-Date" is defined in Section 4.05.

     12.16 The term "Delinquent Contribution" is defined in Section 4.06.

     12.17 The term "Demand" is defined in Article XI(a).

     12.18 The term "Disproportionate Allocation" is defined in Section 5.05.

     12.19 The term "Election Notice" is defined in Section 3.03.

     12.20 The term "Extraordinary Event" means the sale, disposition, exchange, or other transfer, condemnation or acquisition by an entity with the power of eminent domain in lieu of formal condemnation proceedings, damage or destruction, of all or any portion of the Project, including, without limitation, any possession rights related to the Project, and/or any other property of the Partnership (other than the incidental sales or exchanges of tangible personal property and fixtures).

     12.21 The term "Geddes" means Robert E. Geddes, an individual.

     12.22 The term "Cross Income" shall mean with respect to any Extraordinary Event, an amount equal to the Partnership's gross income, gain and items thereof as determined for federal income tax purposes for such Extraordinary Event, except that gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for tax purposes shall be computed by referenced to the book value of such property used for the purposes of determining Net Profits and Net Losses in accordance with the provisions of this Agreement and for the purposes of maintaining the Partners' Capital Accounts in accordance with Treasury Regulation Section 1.704-1(b), rather than by reference to such property's adjusted tax basis.

     12.23 The term "Hegness" means Paul C. Hegness, an individual.

     12.24 The term "Hegness Offered Interest" is defined in Section 7.04.

     12.25 The term "Hegness Offering Notice" is defined in Section 7.04.

     12.26 The term "IMA Corp."means IMA Investment Corp., a California corporation.

     12.27 The term "IMA Corp. Offered Interest" Section 7.02.

     12.28 The term "IMA Corp. Offering Notice" is defined in Section 7.02.

     12.29 The term "July 16 Amendment" is def defined in Recital A.

     12.30 The term "June 27 Agreement" is defined in Recital A.

     12.31 The term "June 30 Agreement" is defined in Section 11.13.

     12.32 The term "Just Cause" shall mean the willful misconduct or negligence, or the habitual neglect of the duties, of Avalon Attractions in its capacity as the booking agent for the Project.

     12.33 The term "Koll" means Donald M. Koll, an individual.

     12.34 The term "Koll Partners" means IMA Corp. and Hegness.

     12.35 The term "Lease" is defined in Section 1.05.

     12.36 The term "Letter Agreement" is defined in Recital A.

     12.37 The term "Liquidation" means, (i) in respect to the Partnership, the earlier of the date upon which the Partnership is terminated under Section 708(b)(1) of the Code or the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts, and distributing any remaining balance to its Partners), and (ii) in respect to a Partner wherein the Partnership is not in Liquidation, means the liquidation of a Partner's Partnership Interest under Treasury Regulation Section 1.761-1(d).

     12.38 The term "Liquidator" means the Management Committee; provided that if none of the members of the Management Committee is a partner in the Partnership at the time of the liquidation thereof and a trustee is appointed, then such trustee.

     12.39 The term. "Majority-in-Interest" means with respect to any relevant group of Partners, greater than fifty percent (50%) of such Partners in terms of Percentage Interests; provided, however, for purposes of the foregoing calculation, the Percentage Interest of IMA Corp. shall be deemed to include the Percentage Interest of Hegness until such time as IMA Corp. is no longer permitted to vote and make other decisions on behalf of Hegness as determined in accordance with the provisions of Section 2.07.

     12.40 The term "Management Committee" is defined in Section 2.01(a).

     12.41 The term "Minimum Percentage Interest" is defined in Section
4.06(d).

     12.42 The terms "Net Profit" and "Net Losses" mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss, as the case may be, for such year or period, determined in accordance with
Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Sections 1.704-1(b) and 1.704-IT(b); (ii) any Gross Income (or items thereof) specially allocated in accordance with the provisions of Section 5.05 shall only be taken into account in determining Net Profits or Net Losses in the manner set forth in such Section; and (iii) any and all "nonrecourse deductions" and/or items of Partnership income and gain specially allocated to any Partner pursuant to Section 5.06 shall not be taken into account in computing such taxable income or loss. Such adjustments shall also include, without limitation, the computation, in accordance with the Code, of (i) deductions for depreciation, cost recovery, and amortization attributable to, and/or (ii) any gain or loss attributable to the taxable disposition of, any Partnership property by reference to the book value of such property (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(q)), as such book value may from time to time be adjusted to equal such property's fair market value (as reasonably determined by the Management Committee).

     12.43 The term "Non-Assigning Partners" is defined in Section 7.04.

     12.44 The term "Non-Contributing Partner" is defined in Section 4.06.

     12.45 The term rm "Non-Selling Partner" is defined in Section 7.03.

     12.46 The term "Non-Transferring Partners" is defined in Section 7.02.

     12.47 The terms "Operating Partner" and "Operating Partners" are defined in Section 2.02.

     12.48 The term "Operating Budget" is defined in Section 2.05.

     12.49 The term "Options Agreement" is defined in Section 1.05.

     12.50 The term "Original Partnership Agreement" is defined in Recital A.

     12.51 The term "Partners" means IMA Corp., Hegness, SMI and A&J, collectively the term "Partner" means any one of the Partners.


     12.52 The term "Partner Loan" is defined in Section 4.06(a).

     12.53 The term "Partnership" means the partnership continued pursuant to this Agreement.

     12.54 The term "Partnership Interest" means, in respect to each Partner, all of such Partner's right, title, and interest in and to the Net Profits, Net Losses, Cash Flow, and capital of the Partnership, and any other interest therein.

     12.55 The term "Percentage Interest" means forty-five percent (45%) with respect to IMA Corp., five percent (5%) with respect to Hegness; twenty-five percent (25%) with respect to SMI, and twenty-five percent (25%) with respect to A&J; subject, however, to appropriate adjustment in the event of any dilution pursuant to Section 4.06(b), in the event of any transfer pursuant to Articles III and/or VII, or as may be otherwise provided in this Agreement.

     12.56 The term "Permitted Transferees" is defined in Section 7.05.

     12.57 The term "Project" is defined in Section 1.05.

     12.58 The term "Property" is defined in Section 1.05.

     12.59 The term "Proportionate Share" means a fraction, the numerator of which is the Koll Partners' Percentage Interests and the denominator of which is the sum of the Koll Partners' Percentage Interests and the Selling Partner's Percentage Interest. For purposes of determining the foregoing fraction, any such Percentage Interests shall be determined as of the effective date of any applicable S/G Offering Notice.

     12.60 The term "Purchase Price" is defined in Section 3.03(d).

     12.61 The term "Purchasing Partner(s)" is defined in Section 3.03.

     12.62 The term "S/G Offered Interest" is defined in Section 7.03.

     12.63 The term "SIG Offering Notice" is defined in Section 7.03.

     12.64 The term "SMI" means Shelli Meadows, Inc., a California corporation.

     12.65 The term "Security Pacific Loan" is defined in Section 4.04.

     12.66 The term "Selling Partner" is defined in Section 7.03.

     12.67 The term "Service" is defined in Article IX.

     12.68 The term "The Irvine Company" means The Irvine Company, a Michigan corporation.

     12.69 The term "Treasury Regulation" means any proposed temporary and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any succeeding law and/or regulation).

     12.70 The term "Unrecovered Additional Contribution Account" means, with respect to each Partner, the aggregate amount of money contributed (or deemed contributed) by such Partner to the capital of the Partnership pursuant to Sections 4.05 and/or 4.06, and decreased by (i) the aggregate amount of any and all Cash Flow distributed to such Partner pursuant to Section 6.01(c), and (ii) the aggregate agreed upon fair market value of any and all property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code) pursuant to Section 6.01(c).

     12.71 The term "Unrecovered Contribution Account" means, with respect to each Partner, the amount credited to such Partner's Capital Account pursuant to
Section 4.03, and decreased by (i) the aggregate amount of any and all Cash Flow distributed to such Partner pursuant to Sections 6.01(a), 6.01(c), 6.01(d) and/or 6.01(e), as the case may be, and (ii) the aggregate agreed upon fair market value of any and all property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code) pursuant to Sections 6.01(a), 6.01(c), 6.01(d) and/or 6.01(e), as the case may be.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

                                         IMA INVESTMENT CORP.,
                                         a California corporation


                                         By: /s/ Donald M. Koll
                                             ---------------------------------
                                             Donald M. Koll
                                             Its: President


                                         /s/ Paul C. Hegness
                                         -------------------------------------
                                         PAUL C. HEGNESS


                                         SHELLI MEADOWS, INC., a California
                                         corporation


                                         By: /s/ Irving Azoff
                                             ---------------------------------
                                             Irving Azoff
                                             Its: President



                                         AUDREY & JANE, INC., a California
                                         corporation


                                         By: /s/ Robert E. Geddes
                                             ---------------------------------
                                             Robert E. Geddes
                                             Its: President

                       LEGAL DESCRIPTION OF THE PROPERTY


                       ---------------------------------


A portion of Block 157 of the Irvine Subdivision per map filed In Book 1, Page 88 of Miscellaneous Record Maps of Orange County, California, also being a portion of Parcel 2 of Parcel Map filed In Parcel Map Book 102, pages 30 and 31 of Parcel Maps of Orange County, being described as follows:

                                   [deleted]

                                SPOUSAL CONSENT


     I acknowledge that I am the spouse of Paul C. Hegness, one of the partners in Irvine Meadows Amphitheater, a California general partnership ("Partnership"), that I have read, approve of, and agree to the terms of the Second Amended and Completely Restated Agreement of General Partnership of Irvine Meadows Amphitheater entered into effective as of January 1, 1991 ("Agreement"), to which this consent is attached, and know the contents thereof, including, without limitation, the provision of the Agreement relating to the contribution of property and/or money to the Partnership, management of Partnership property, and the purchase, sale, or other disposition of Partnership property and of the interest of any partner therein. I am aware that, under the Agreement, my spouse has agreed to certain restrictions on my spouse's ability to sell my spouse's interest in the Partnership as more fully described in the Agreement. I hereby consent to each and every such provision or restriction set forth in the Agreement and approve all of the provisions of the Agreement. I hereby agree that any and all interest I may have in the Partnership, by community property laws or otherwise, shall be governed by the terms of the Agreement and this consent, and I hereby designate and appoint my spouse, which appointment is coupled with an interest and hereby declared irrevocable, as my true and lawful attorney-in-fact for all purposes of the Agreement, including without limitation, to act for and bind me in all Partnership matters and affairs.

DATED: As of April 1, 1991                    /s/ Nancy H. Hegness
                                              ----------------------
                                              NANCY H. HEGNESS

                                   CORP SECY

          NAME                     DEPARTMENT               COVERAGE
          ----                     ----------               --------
Madeline Bermudez                Administration
Irene Aspillera                  Corporate-Asia Desk
Devra Block                      Corporate-Securities
Christopher Roehrs               Corporate-Securities
Anne Zagorin                     Litigation
Emerita Ruiz                     Recruiting
Anna Stoloff                     Accounting


                                     - 9 -